SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT is made effective the 4th day of September, 2019.

AMONG:

QUALCAN (CANADA) HOLDINGS INC.,
a corporation existing under the laws of British Columbia,

having its registered and records office at 1500 – 1055 West

Georgia Street, Vancouver, BC V6E 4N7
(hereinafter referred to as the “Purchaser”)

- and -

MYSTIC HOLDINGS, INC.,
a corporation incorporated under the laws of the State of Nevada,

USA, having an office for notice and delivery located at 4145

Wagon Trail Ave, Las Vegas, Nevada 89118 United States
(hereinafter referred to as “TargetCo”)

WHEREAS:

(a) the Purchaser desires to acquire from the TargetCo Securityholders (as defined herein) all of the issued and outstanding shares in the capital of TargetCo (the “Exchanged TargetCo Shares”) in exchange for Class A Common Shares of the Purchaser as at the date of this Agreement in accordance with the terms and conditions herein set forth and as provided for in the Plan of Share Exchange attached hereto as Schedule “A” (the “Plan of Share Exchange”);

(b) TargetCo upon receiving the requisite TargetCo Securityholders approval of this Agreement and the Plan of Share Exchange, desires to exchange the Exchanged TargetCo Shares with the Purchaser for Class A Common Shares in accordance with the terms and conditions herein set forth and as provided for in the Plan of Share Exchange.

(c) TargetCo is in the process of seeking TargetCo Securityholders approval of this Agreement and the Plan of Share Exchange in accordance with Applicable Nevada Corporate Law (as defined herein); and

(d) the board of directors of each of the Purchaser and TargetCo have unanimously determined that this Agreement and the Plan of Share Exchange are in the best interest of their respective securityholders and have resolved to support the Agreement and the Plan of Share Exchange and to enter into this Agreement.

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NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the respective covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article I
INTERPRETATION

1.01 Definitions

In this Agreement, unless otherwise defined, capitalized words and terms will have the following meanings:

(a)	“Agreement” means this Share Exchange Agreement as the same may be supplemented or amended from time to time;

(b)	“Applicable Laws” means, with respect to any person, any domestic (whether federal, state, territorial, state, provincial, municipal or local) or foreign statutes, laws, ordinances, rules, administrative interpretations, regulations, Orders, writs, injunctions, directives, judgments, decrees or other requirements of any Governmental Body applicable to such person or any of its Affiliates or any of their respective properties, assets, Employees, consultants or agents (in connection with such Employee’s, consultant’s or agent’s activities on behalf of such person or any of its Affiliates), including Applicable Securities Laws and Applicable Nevada Corporate Law as well as Nevada laws regulating the cultivation, production and sale of medical and recreational cannabis products as amended from time to time;

(c)	“Applicable Nevada Corporate Law” means the 2017 Nevada Revised Statutes (Chapter 78 – Private Corporations; Chapter 92A – Mergers, Conversions, Exchanges and Domestications; NRS 92A.190 – Merger or Exchange with Foreign Entity);

(d)	“Applicable Securities Laws” means applicable securities legislation having application, securities regulations and securities rules, as amended, and the administrative policy statements, notices, instruments, directions, blanket orders and rulings issued or adopted by the applicable securities regulatory authority having the force of law, in force from time to time and as amended, as applicable to this Agreement, the transactions contemplated therein, and the parties;

(e)	“BCBCA” means the Business Corporations Act (British Columbia);

(f)	“Board” means the board of directors of a corporation;

(g)	“Books and Records” means all technical, business and financial records, financial books and records of account, books, data, reports, files, lists, drawings, plans, logs, briefs, customer and supplier lists, deeds, certificates, contracts, surveys, title opinions or any other documentation and information in any form whatsoever (including written, printed, electronic or computer printout form) relating to a corporate entity and its business;

(h)	“Business Day” means a day which is not a Saturday, Sunday or a statutory holiday in the Province of British Columbia;

(i)	“Claim” has the meaning set forth in Section 8.03;

(j)	“Class A Common Shares” has the meaning set forth in Section 2.03;

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(k)	“Closing” means the completion of the Transaction in accordance with the terms and conditions of this Agreement;

(l)	“Closing Date” means the date of Closing, which will be the second Business Day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the Transaction (other than conditions that are satisfied with respect to actions the respective parties will take at the Closing itself), or such other date as the parties may mutually determine;

(m)	“Common Shares” means common shares in the capital of the Purchaser;

(n)	“Consideration Shares” has the meaning set forth in Section 2.03;

(o)	“Contracts” (individually, a “Contract”) means all written or oral outstanding contracts and agreements, leases (including the real property leases), third-party licenses, insurance policies, deeds, indentures, instruments, entitlements, commitments, undertakings and orders made by or to which a party is bound or under which a party has, or will have, any rights or obligations and includes rights to use, franchises, license and sub-licenses agreements and agreements for the purchase and sale of assets or shares;

(p)	“Corporate Records” means the corporate records of a corporate entity, including (i) its articles, by-laws or other constating documents, any unanimous members agreement and any amendments thereto; (ii) all minutes of meetings and resolutions of shareholders, members, directors and any committee thereof; (iii) the share certificate books, register of shareholders or members, register of transfers and registers of directors and officers; and (iv) all accounting records;

(q)	“CSE” means the Canadian Securities Exchange, operated by the CNSX Markets Inc.;

(r)	“Direct Claims” has the meaning in Section 8.03;

(s)	“Disclosure Documents” means (i) the Prospectus and (ii) the Listing Statement;

(t)	“Entity” means a person, other than an individual;

(u)	“Exchanged TargetCo Shares” has the meaning set forth in the recitals to this Agreement;

(v)	“Exemptions” has the meaning set forth in Section 2.04;

(w)	“Final Prospectus” means the (final) offering prospectus of the Purchaser, prepared in accordance with NI 41-101, relating to the IPO, and to be filed with the Principal Regulator;

(x)	“First TargetCo Financing” means the intended financing by TargetCo by way of a private placement of TargetCo Debenture for gross proceeds of at least $2,100,000 and each TargetCo Debenture bears interest from the date of issuance at 8.0% per annum, matures 12 months from the date of issuance and converts into TargetCo Shares at $0.30 per TargetCo Share. An additional placement of $0.30 Debentures convertible into 500,000 TargetCo Shares shall be made to Sig Rogich and shall be considered part of the First TargetCo Financing;

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(y)	“Foreign Private Issuer” has the meaning ascribed to it in Rule 405 under the United States Securities Act of 1933, as amended;

(z)	“Form 1A” has the meaning set for in Section 3.01(d);

(aa)	“FPI Protections” has the meaning set forth in Section 2.03;

(bb)	“Going Public Transaction” means the closing of the IPO and the listing of the Purchaser’s Common Shares on one of the following recognized stock exchanges: NASDAQ, CSE, TSX-V and TSX;

(cc)	“Governmental Authority” means any (a) multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, court, tribunal, commission, board or agency, domestic or foreign, or (b) regulatory authority, including any securities commission, gaming commission or stock exchange, including the Exchange;

(dd)	“IFRS” means International Financial Reporting Standards;

(ee)	“Indemnifying Party” has the meaning in Section 8.03;

(ff)	“IPO” means the initial public offering of securities of the Purchaser at such price and on such terms as approved by the Board of Directors of the Purchaser following completion of the share exchange contemplated hereunder; ;

(gg)	“Laws” means all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, or any provisions of the foregoing, including general principles of common and civil law and equity, binding on or affecting the person referred to in the context in which such word is used; and “law” means any one of them;

(hh)	“Lien” means any mortgage, encumbrance, charge, pledge, hypothecation, security interest, assignment, lien (statutory or otherwise), charge, title retention agreement or arrangement, restrictive covenant or other encumbrance of any nature or any other arrangement or condition, which, in substance, secures payment, or performance of an obligation;

(ii)	“Listing Statement” means the listing statement of Purchaser pertaining to the listing of the Common Shares on the CSE in accordance with CSE policies subsequent to the closing of the Transaction and the IPO;

(jj)	“Material Adverse Effect” means (i) any change, effect, fact, circumstance or event which, individually or when taken together with any other changes, effects, facts, circumstances or events, could reasonably be expected to be materially adverse to the assets, liabilities, condition (financial or otherwise), business, properties or results of operation of the Purchaser or TargetCo, as applicable, or (ii) a material impairment of or delay in the ability of the parties (or any one of them) to perform their obligations hereunder or consummate the Transaction;

(kk)	“Material Fact” has the meaning ascribed to it in the Securities Act (British Columbia);

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(ll)	“Misrepresentation” has the meaning ascribed to it in the Securities Act (British Columbia);

(mm)	“NI 41-101” means National Instrument 41-101 – General Prospectus Requirements, of the Canadian Securities Administrators;

(nn)	“NI 45-106” means National Instrument 41-106 – Prospectus Exemptions, of the Canadian Securities Administrators;

(oo)	“Non-Resident TargetCo Securityholders” means those TargetCo Securityholders identified in the attached Schedule “B” as being non-residents of Canada for the purposes of the Tax Act;

(pp)	“Non-Offending Persons” has the meaning set forth in Section 6.01(g);

(qq)	“Notice” has the meaning set forth in Section 9.02;

(rr)	“Order” means any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any Governmental Body;

(ss)	“Person” includes an individual, sole proprietorship, partnership, limited partnership, unincorporated association or organization, unincorporated syndicate, body corporate, trust, trustee, executor, administrator, legal representative of the Crown or any agency or instrumentality thereof;

(tt)	“Plan of Share Exchange” has the meaning set forth in the Recitals;

(uu)	“Preliminary Prospectus” means the (preliminary) offering prospectus of the Purchaser, prepared in accordance with NI 41-101, relating to the IPO, and to be filed with the Principal Regulator;

(vv)	“Principal Regulator” means the British Columbia Securities Commission;

(ww)	“Prospectus” means, collectively, the Preliminary Prospectus and the Final Prospectus (including any Supplementary Material thereto);

(xx)	“Purchaser” has the meaning set forth on the first page of this Agreement;

(yy)	“Qualcan Share Amendment” means the amendment to the Notice of Articles and Articles of the Purchaser providing for the creation of an additional class of shares of the Purchaser, being Class A Common Shares, on the terms substantively set forth in Schedule “C” hereto;

(zz)	“Qualcan Shareholders” means the holders of the Common Shares of Purchaser;

(aaa)	“Qualcan Shareholder Consent Materials” means the resolutions circulated to the holders of Common Shares for unanimous approval, or alternatively such materials approved at a meeting of Qualcan Shareholders held in accordance with the requirements of the BCBCA should unanimous approval not be obtained, with respect to:

(i)	the Qualcan Share Amendment;

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(ii)	the appointment of auditors of the Purchaser to be effective upon Closing;

(iii)	the election of directors of the Purchaser to be effective upon Closing;

(iv)	the adoption of the Stock Option Plan for the Purchaser to be effective upon Closing;

(v)	if a meeting of Qualcan Shareholders is required, such further or other matters as shall properly come before such Qualcan Shareholder meeting;

(bbb)	“Regulation D” means Regulation D under the U.S. Securities Act;

(ccc)	“Regulation S” means Regulation S under the U.S. Securities Act;

(ddd)	“Second TargetCo Financing” means the intended financing by TargetCo by way of a private placement of TargetCo Debentures to be completed no later than October 31, 2019 for gross proceeds of at least $10,000,000 gross proceeds and each TargetCo Debenture bears interest from the date of issuance at 8.0% per annum, matures 12 months from the date of issuance and converts into TargetCo Shares at $0.80 per TargetCo Share, whereas a minimum of $3,000,000 to $6,000,000 of the Second TargetCo Financing will be arranged by the Purchaser on a best efforts basis;

(eee)	“SEDAR” means the System for Electronic Document Analysis and Retrieval of the Canadian Securities Administrators;

(fff)	“Shareholders’ Approval” means, if required, approval of the Transaction by Qualcan Shareholders in accordance with the BCBCA, which approval may be obtained by written consent of such shareholders;

(ggg)	“Stock Option Plan” means the Stock Option Plan of the Purchaser to be adopted by the Qualcan Shareholders;

(hhh)	“Subsidiary” means an Entity that is controlled by another Entity where the controlling Entity is the beneficial or registered owner of, or otherwise controls, more than 50% of the voting securities of the controlled Entity or is otherwise able to control the board of directors (or similar body) of the controlled Entity;

(iii)	“Supplementary Material” means, collectively, any amendment to the Preliminary Prospectus or the Final Prospectus, and any amendment or supplemental prospectus or ancillary materials that may be filed by or on behalf of the Purchaser under Applicable Securities Laws relating to the IPO;

(jjj)	“TargetCo” has the meaning set forth on the first page of this Agreement;

(kkk)	“TargetCo Assets” means the assets of TargetCo;

(lll)	“TargetCo Debenture” means a convertible debenture of TargetCo that is issued pursuant to the First TargetCo Financing and the Second TargetCo Financing;

(mmm)	“TargetCo Financings” means collectively the First TargetCo Financing, the Second TargetCo Financing and the Third TargetCo Financing;

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(nnn)	“TargetCo Shareholders” means the holder of TargetCo Shares;

(ooo)	“TargetCo Shareholders’ Approval” has the meaning set forth in Section 2.01;

(ppp)	“TargetCo Shares” has the meaning set forth in Section 2.03;

(qqq)	“TargetCo Stock Option Plan” means the Stock Option Plan of TargetCo to be adopted by the TargetCo Shareholders and/or Board as required pursuant to Nevada law;

(rrr)	“TargetCo Subco” means Qualcan, LLC, a Nevada limited liability company and wholly-owned subsidiary of TargetCo;

(sss)	“Tax Act” means the Income Tax Act (Canada);

(ttt)	“Third Party” has the meaning in Section 8.04;

(uuu)	“Third Party Claim” has the meaning in Section 8.03;

(vvv)	“Third TargetCo Financing” means the intended financing by TargetCo by way of public offering of shares of common stock of TargetCo pursuant to Regulation A promulgated under the U.S. Securities Act at a minimum of US$0.75 per share for gross proceeds of at least US$5,000,000 to a maximum of US$50,000,000;

(www)	“Time of Closing” means 10:00 a.m. (Vancouver time) on the Closing Date, or such other time as the parties may mutually determine;

(xxx)	“Transaction” means, collectively, (i) the purchase and sale of the Exchanged TargetCo Shares in accordance with the terms of this Agreement, (ii) the TargetCo Financings and (iii) all other transactions contemplated by this Agreement except for the completion of the Going Public Transaction;

(yyy)	“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

(zzz)	“U.S. Person” means a United States person as defined in Rule 902(k) of Regulation S under the U.S. Securities Act;

(aaaa)	“U.S. Revenue Code” means the United States Internal Revenue Code of 1986, as amended

(bbbb)	“U.S. TargetCo Shareholder” means (i) a U.S. Person, (ii) any person acquiring the Consideration Shares on behalf of, or for the account or benefit of any U.S. Person or any person in the United States, (iii) any person who is resident in the United States as of the record date for the special meeting of the TargetCo Shareholders or was in the United States at the time when such person received the proxy materials for the special meeting of the TargetCo Shareholders with respect to the Transaction, or (iv) any person who is resident in the United States or was in the United States at the time when such person completed and delivered the proxy for the special meeting of the TargetCo Shareholders with respect to the Transaction; and

(cccc)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

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1.02 Currency

All sums of money which are referred to in this Agreement are expressed in lawful money of Canada unless otherwise specified.

1.03 Interpretation Not Affected by Headings, etc.

The division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to an Article, Section or a Schedule or Exhibit refers to the specified Article or Section of, or Schedule or Exhibit to this Agreement.

1.04 Number, etc.

Unless the subject matter or context requires the contrary, words importing the singular number only will include the plural and vice versa; words importing the use of any gender will include all genders and words importing persons will include natural persons, firms, trusts, partnerships and corporations.

1.05 Date for Any Action

In the event that any date on which any action is required or permitted to be taken hereunder by any person is not a Business Day, such action will be required to be taken on the next succeeding day which is a Business Day.

1.06 Statutory References

Any reference in this Agreement to a statute includes all regulations and rules made thereunder, all amendments to such statute in force from time to time and any statute, regulation or rule that supplements or supersedes such statute, regulation or rule.

1.07 Accounting Principles

Wherever in this Agreement reference is made to generally accepted accounting principles, such reference will be deemed to be the International Financial Reporting Standards or the Canadian generally accepted accounting principles, as applicable, approved by the International Accounting Standards Board or the Canadian Institute of Chartered Accountants, as the case may be, or any successor thereto, applicable as at the date on which a calculation is made or required to be made in accordance with generally accepted accounting principles.

1.08 Knowledge

(a)	Any reference herein to “the knowledge of the Purchaser” (or similar expressions) will be deemed to mean the actual knowledge of Kenneth Cotiamco, the sole officer and director of the Purchaser, together with the knowledge such person would have had if they had conducted a diligent inquiry into the relevant subject matter.

(b)	Any reference herein to “the knowledge of TargetCo” (or similar expressions) will be deemed to mean the actual knowledge of Lorenzo Barracco, together with the knowledge such person would have had if they had conducted a diligent inquiry into the relevant subject matter.

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Article II
PURCHASE AND SALE OF TARGETCO SHARES

2.01 Approval of TargetCo Shareholders

TargetCo has taken all action necessary in accordance with Applicable Nevada Corporate Law, Applicable Securities Laws and its certificate of incorporation and bylaws, and has used its reasonable efforts to take all other action necessary or advisable, to distribute a consent action to approve and adopt this Agreement and the Transaction contemplated herein. As such, TargetCo has secured the vote or consent of the TargetCo Shareholders required by Applicable Nevada Corporate Law, Applicable Securities Laws and its articles of incorporation and bylaws to obtain such approvals (the “TargetCo Shareholders’ Approval”).

2.02 Exchange

Pursuant to the Plan of Share Exchange and subject to the terms and conditions of this Agreement, the TargetCo Shareholders will exchange with and assign and transfer to the Purchaser and the Purchaser will receive from and exchange with the TargetCo Shareholders, the number of TargetCo Shares which are beneficially owned by such TargetCo Shareholders. As of the date of this Agreement, the number of TargetCo Shares which are beneficially owned by each TargetCo Shareholder is the number set forth opposite the name of such TargetCo Shareholder as set out in Schedule “B” attached hereto.

Except as provided for in this Agreement, TargetCo will make commercially reasonable efforts to prohibit the TargetCo Shareholders from acquiring or disposing of any TargetCo Shares following the date of this Agreement and the Plan of Share Exchange, except as may be acquired in the TargetCo Financings or any compensation plans of TargetCo, including the TargetCo Stock Option Plan. Notwithstanding the foregoing, and for greater certainty, if any TargetCo Shareholder otherwise may acquire any additional TargetCo Shares of TargetCo (for example, with the consent of the Purchaser), such additional TargetCo Shares so acquired will form part of the Exchanged TargetCo Shares and TargetCo covenants and agrees to make commercially reasonable efforts to cause the TargetCo Shareholder to sell, assign and transfer to the Purchaser such additional TargetCo Shares of TargetCo held by such TargetCo Shareholder so acquired, in addition to the TargetCo Shares described in Schedule “B”.

Any TargetCo Shares issued upon the conversion of the TargetCo Debentures to any persons who is not listed on Schedule “B” (each a “New Security Holder”) will also form part of the Exchange TargetCo Shares and TargetCo covenants and agrees to make commercially reasonable efforts to cause such New Security Holder to sell, assign and transfer to the Purchaser such TargetCo Shares held by such New Security Holder so acquired.

2.03 Exchange Consideration

In consideration for the exchange and acquisition of the Exchanged TargetCo Shares, the Purchaser will at the Time of Closing issue from treasury to the TargetCo Shareholders, pro rata in proportion to their holdings of Exchanged TargetCo Shares the following shares in the capital of the Purchaser:

(a)	each U.S. holder of Common Stocks of TargetCo (the “TargetCo Shares”) will receive one (1) Class A Common Share in the capital of the Purchaser (each, a “Class A Common Share”) in exchange for one hundred (100) TargetCo Shares; and

(b)	each holder of TargetCo Shares that is not a U.S. TargetCo Shareholder will receive one (1) Common Share in exchange for one (1) TargetCo Share.

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To the extent a TargetCo Shareholder is to receive a fractional Class A Common Share, that entitlement will be rounded up or down to the nearest second decimal place. For greater certainty, in the event any holders exchange nine hundred ninety-nine (999) shares, such shares will be exchanged for nine and ninety-nine one hundreths (9.99) Class A Common Shares, as applicable.

The Class A Common Shares will have the special rights and restrictions set forth in the Schedule “C” attached hereto. The Class A Common Shares and Common Shares issued in exchange for the TargetCo Shares shall together be referred herein as “Consideration Shares”.

Each Class A Common Share will be convertible into one hundred (100) Common Shares (subject to FPI Protections set forth below), and will vote on all matters subject to a vote of holders of Common Shares on an “as-converted basis” and will participate in all dividends, distributions and other rights of Common Shares on an “as-converted basis”. The Class A Common Shares will have certain restrictions on conversion into Common Shares (the “FPI Protections”) to protect the Foreign Private Issuer status of the Purchaser and the Purchaser will be treated as a United States taxpayer under the U.S. Revenue Code.

2.04 Convertible Securities and Securities Issued Pursuant to Stock Option Plan

At Closing, the Purchaser will expressly assume the provisions of the TargetCo Debentures such that each holder of unconverted TargetCo Debentures will be entitled to, pursuant to the terms of the TargetCo Debentures, receive Class A Common Shares in lieu of TargetCo Shares upon conversion of the TargetCo Debentures depending if the holder of the TargetCo Debentures is a U.S. Person or not a U.S. Person. A U.S. Person includes (i) a U.S. Person, (ii) any person acquiring the securities of the Purchaser on behalf of, or for the account or benefit of any U.S. Person or any person in the United States, (iii) any person who is resident in the United States as of the record date for the special meeting of the TargetCo Shareholders or was in the United States at the time when such person received the proxy materials for the special meeting of the TargetCo Shareholders with respect to the Transaction, or (iv) any person who is resident in the United States or was in the United States at the time when such person completed and delivered the proxy for the special meeting of the TargetCo Shareholders with respect to the Transaction.

At Closing, the Purchaser will expressly assume and honor the provisions of any finder’s warrants that are issued under the TargetCo Financings such that each holder of unexercised finder’s warrants will be entitled to, pursuant to the terms of the finder’s warrants, receive Class A Common Shares or Common Shares of the Purchaser, as applicable, in lieu of TargetCo Shares upon exercise of the finder’s warrants.

At Closing, the Purchaser will expressly assume and honor the provisions of any outstanding stock options of TargetCo issued under the TargetCo Stock Option Plan, including any stock options issued under Section 2.09 hereof, such that each holder of unexercised stock options will be entitled to, pursuant to the terms of the stock options, receive Class A Common Shares or Common Shares of the Purchaser, as applicable, depending on whether the holder is a U.S. Person or not a U.S. Person, as discussed above, in lieu of TargetCo Shares upon exercise of such stock options.

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2.05 Qualcan Share Amendment and Board and Officer Appointments

(a)	The Purchaser covenants and agrees with TargetCo that prior to the Closing, the Purchaser will effect the Qualcan Share Amendment, subject to obtaining the requisite approval from the Qualcan Shareholders for the Qualcan Shareholder Consent Materials.

(b)	Effective at Closing, unless previously approved by the resolutions of the Qualcan Shareholders (and such resolutions have not been rescinded at the Closing), the Purchaser shall cause the Board to be restructures, through resignations and appointments, so that it shall consist of a minimum of five directors forming the initial Board immediately following Closing. If any of the proposed directors are not acceptable to the CSE or are otherwise unable to act as directors of the Purchaser following Closing, the parties shall have the sole right to nominate other nominees to the Board following Closing. The Purchaser shall have the right to appoint one director to the Board upon Closing. TargetCo shall have the right to appoint the remaining directors to the Board upon Closing.

(c)	At Closing, the Purchaser shall deliver resignation of Kenneth Cotiamco from the Board and his officer position of the Purchaser, such resignation to include waivers in respect of any liabilities of the Purchaser to them in a form acceptable to TargetCo, acting reasonably.

(d)	Effective at the Closing, the officers of the Purchaser will be determined by the reconstituted Board per Section 2.05(b), and the Purchaser and TargetCo agree to take such commercially reasonable action as permitted by Applicable Laws such the Chief Executive Officer of the Purchaser shall be Lorenzo Barracco. The Purchaser shall have the right to appoint a Chief Financial Officer of the Purchaser following Closing.

2.06 Restrictions on Resale

TargetCo acknowledges and agrees to make commercially reasonable efforts, on or prior to the Closing Date, to ensure that the TargetCo Shareholders understand, acknowledge, agree to and comply with the following:

(a)	the transfer of the Exchanged TargetCo Shares and the issuance of the Consideration Shares, in exchange therefor, will be made pursuant to applicable exemptions, including exemption 2.11 – Business Combination and Reorganization of NI 45-106, (the “Exemptions”) from registration and prospectus (or equivalent) requirements of the Applicable Securities Laws;

(b)	that the CSE, in addition to any restrictions on transfer imposed by Applicable Securities Laws, may require certain of the Consideration Shares to be held in escrow in accordance with the policies of the CSE;

(c)	as a consequence of acquiring the Consideration Shares, pursuant to the Exemptions:

(i)	the TargetCo Shareholders will be restricted from using certain of the civil remedies, including statutory rights of rescission or damages, available under Applicable Securities Laws;

(ii)	the TargetCo Shareholders may not receive information that might otherwise be required to be provided to the TargetCo Shareholders, and the Purchaser is relieved from certain obligations that would otherwise apply under Applicable Securities Laws if the Exemptions were not being relied upon by the Purchaser;

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(iii)	no securities commission, stock exchange or similar regulatory authority has reviewed or passed on the merits of an investment in the Consideration Shares;

(iv)	there is no government or other insurance covering the Consideration Shares; and

(v)	an investment in the Consideration Shares is speculative and of high risk;

(d)	the certificates representing the Consideration Shares will bear such legends as required by Applicable Securities Laws, the policies of the CSE and as further set out in the U.S. Representation Letter attached hereto as Schedule “D”, and it is the responsibility of the TargetCo Shareholders to find out what those restrictions are and to comply with them before selling the Consideration Shares;

(e)	the TargetCo Shareholders are knowledgeable of, or have been independently advised as to, the Applicable Laws of that jurisdiction which apply to the sale of the Consideration Shares and the issuance of the Consideration Shares, and which may impose restrictions on the resale of such Consideration Shares in that jurisdiction and it is the responsibility of the TargetCo Shareholders to find out what those resale restrictions are, and to comply with them before selling the Consideration Shares;

(f)	the Consideration Shares issued to the TargetCo Shareholders will bear a Canadian restrictive legend in substantially the following form:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [INSERT THE DISTRIBUTION DATE], AND (II) THE DTAE THE ISSUER BECANE A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.”;

(g)	the Consideration Shares have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States and that the Consideration Shares may not be offered or sold in the United States or to a U.S. Person without registration under the U.S. Securities Act and any applicable state securities laws or in compliance with the requirements of an exemption from, or a transaction not subject to, the registration requirements of the U.S. Securities Act and any applicable state securities laws.

(h)	each U.S. TargetCo Shareholder understands that the offer and sale of the Consideration Shares by the Purchaser to a U.S. Person, or to, or for the account or benefit of, a U.S. Person or any person in the United States as contemplated hereby is being made in reliance on available exemptions from such registration requirements provided by Rule 506(b) of Regulation D and/or Section 4(a)(2) of the U.S. Securites Act and applicable state securities laws.

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(i)	any Consideration Shares issued to any U.S. TargetCo Shareholder will be “restricted securities” within the meaning of Rule 144(a) under the U.S. Securities Act and will be subject to resale limitations imposed thereby and the U.S. Securities Act and bear a U.S. restrictive legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH ALL LOCAL LAWS AND REGULATIONS; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF CLAUSE (C) OR (D), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT. THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT “GOOD DELIVERY” OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE.”

(j)	each U.S. TargetCo Shareholder is familiar with the resale limitations imposed thereby and the U.S. Securities Act or has been independently advised of such resale limitations by an investment advisor or legal counsel;

(k)	the TargetCo Shareholders will not offer or sell the Consideration Shares in the United States or to a U.S. Person, or for the account or benefit of, a U.S. Person or a person in the United States unless such securities are registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and further the TargetCo Shareholders will not resell the Consideration Shares in any jurisdiction, except in accordance with the provisions of applicable securities legislation, regulations, rules, policies and orders and stock exchange rules, and, if applicable, Rule 904 of Regulation S.

2.07 Disclosure Documents

(a)	The Purchaser will use commercially reasonable efforts to arrange the IPO by March 31, 2020 or such other later date as may be required.

(b)	Promptly after the execution of this Agreement, the Purchaser and TargetCo will jointly prepare a Preliminary Prospectus together with any other documents required by the Principal Regulator and Applicable Securities Laws in connection with the IPO.

(c)	Concurrently with the preparation of the Preliminary Prospectus, the Purchaser and TargetCo will jointly prepare a Listing Statement together with any other documents that may be required by Applicable Securities Laws and other Applicable Laws and the rules and policies of the CSE in connection with the intended listing of the Purchaser’s Common Shares on the CSE.

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(d)	Notwithstanding the above Sections 2.07(a) and 2.07(c), TargetCo’s principals will make commercially reasonable efforts to assist the Purchaser to prepare a Final Prospectus and to finalize the Listing Statement.

(e)	The Purchaser represents and warrants that the Disclosure Documents will comply in all material respects with all Applicable Laws (including applicable securities law), and, without limiting the generality of the foregoing, that the Disclosure Documents will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made (provided that the Purchaser will not be responsible for the accuracy of any information relating to TargetCo that is furnished in writing by TargetCo for inclusion in the Disclosure Documents).

(f)	TargetCo represents and warrants that any information or disclosure relating to TargetCo that is furnished in writing by TargetCo for inclusion in the Disclosure Documents will comply in all material respects with all Applicable Laws (including Applicable Securities Laws), and, without limiting the generality of the foregoing, that the Disclosure Documents will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made (provided that TargetCo will not be responsible for the accuracy of any information relating to the Purchaser that is furnished in writing by the Purchaser for inclusion in the Disclosure Documents).

(g)	TargetCo, the Purchaser and their respective legal counsel will be given a reasonable opportunity to review and comment on drafts of the Disclosure Documents and other documents related thereto and to the Transaction, and reasonable consideration will be given to any comments made by TargetCo, the Purchaser and their respective counsel, provided that all information relating solely to the Purchaser included in the Disclosure Documents will be in form and content satisfactory to the Purchaser, acting reasonably, and all information relating solely to TargetCo included in the Disclosure Documents will be in form and content satisfactory to TargetCo, acting reasonably.

(h)	The Purchaser and TargetCo will promptly notify each other if at any time before the date of filing in respect of the Disclosure Documents, either party becomes aware that the Disclosure Documents contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or that otherwise require an amendment or supplement to the Disclosure Documents and the parties will cooperate in the preparation of any amendment or supplement to such documents, as the case may be, as required or appropriate.

2.08 U.S. Tax Treatment

The parties to this Agreement intend that the exchange of Exchanged TargetCo Shares for the Consideration Shares will constitute a single integrated transaction qualifying as a tax-deferred “reorganization” within the meaning of Section 368(a) of the U.S. Revenue Code and that the Plan of Share Exchange shall constitute a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g). and that as a result of such transactions, Purchaser will be treated as a U.S. domestic corporation for U.S. federal income tax purposes under Section 7874 of the U.S. Revenue Code.

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2.09 Stock Option Grant

The parties acknowledge that prior to Closing, the Purchaser may issue up to an aggregate of 15,600,000 stock options (the “Grant Options”) under the Stock Option Plan or the TargetCo Stock Option Plan, as applicable, in the most efficient manner. The parties agree that up to 5,300,000 Grant Options will be exercisable at an exercise price of $0.30 per Common Share and the remaining stock options will be exercisable at an exercise price of $0.80 per Common Share. The Purchaser will also have a right to designate the optionees of up to 1,300,000 Grant Options at an exercise price of $0.30 per share and up to 1,300,000 Grant Options at an exercise price of $0.80 per share, while TargetCo will designate the optionees of the remaining Grant Options.

2.10 Consultation Fee

The parties acknowledge that the TargetCo has paid a consultation fee to Bonafacio Pinci in the amount of US$15,000. As additional consideration for the services provided by Bonafacio Pinci, the Purchaser shall issue to Bonafacio Pinci 400,000 Common Shares.

Article III
CONDITIONS OF CLOSING

3.01 Conditions of Closing in Favour of the Purchaser

The obligations of the Purchaser to complete the Transaction are subject to the fulfillment of the following conditions on or before the Time of Closing:

(a)	TargetCo will have tendered all closing deliveries set forth in Sections 4.03, including delivery of the Exchanged TargetCo Shares, duly endorsed in blank for transfer or accompanied by duly executed stock transfer powers;

(b)	receipt of evidence of the TargetCo Shareholders’ Approval and any other approval of the TargetCo Shareholders, as applicable;

(c)	the Qualcan Shareholders shall have approved the Qualcan Shareholder Consent Materials;

(d)	the Purchaser shall have been satisfied, in its sole and absolute discretion, acting reasonably, with the Form 1A offering statement, including the offering circular and other disclosure concerning the Third TargetCo Financing (the “Form 1”);

(e)	TargetCo shall have completed the TargetCo Financings;

(f)	the representations and warranties of TargetCo set forth in this Agreement will have been true and correct as of the date hereof and will be true and correct at the Time of Closing in all respects (in the case of any representation or warranty containing any materiality or Material Adverse Effect qualifier) or in all material respects (in the case of any representation or warranty without any materiality or Material Adverse Effect qualifier), except as affected by the transactions contemplated by this Agreement, and a certificate of the Chief Executive Officer of TargetCo to this effect will have been delivered to the Purchaser;

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(g)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by TargetCo at or before the Time of Closing will have been complied with or performed and a certificate of the Chief Executive Officer of TargetCo to this effect will have been delivered to the Purchaser;

(h)	the Purchaser will be satisfied with the results of its due diligence investigations relating to TargetCo and the Transaction, acting reasonably;

(i)	other than pursuant to U.S federal laws, all consents, assignments, waivers, permits, orders and approvals of all Governmental Authorities or other persons, necessary to permit the completion of the Transaction will have been obtained or have been attempted to be obtained on a best efforts basis;

(j)	there will not have been after the date of this Agreement any Material Adverse Effect with respect to TargetCo;

(k)	there will be no action taken under any applicable law by any court or Governmental Authority that makes it illegal or restrains, enjoins or prohibits the Transaction, results in a judgment or assessment of damages relating to the Transaction that is materially adverse to the Purchaser or TargetCo or that could reasonably be expected to impose any condition or restriction upon the Purchaser or TargetCo which, after giving effect to the Transaction, would so materially and adversely impact the economic or business benefits of the Transaction as to render inadvisable the consummation of the Transaction; and

(l)	there will be no legislation (whether by statute, regulation, order-in-council, notice of ways and means motion, by-law or otherwise) enacted, introduced or tabled which, in the opinion of the Purchaser, acting reasonably, adversely affects or may adversely affect the Transaction.

The foregoing conditions precedent are for the benefit of the Purchaser and may be waived by the Purchaser, in whole or in part, without prejudice to the Purchaser’s right to rely on any other condition in favour of the Purchaser.

3.02 Conditions of Closing in Favour of TargetCo

The obligations of TargetCo to complete the Transaction are subject to the fulfillment of the following conditions on or before the Time of Closing:

(a)	the Purchaser will have tendered all closing deliveries set forth in Section 4.02 including delivery of the Consideration Shares and evidence of the Shareholders’ Approval, if required;

(b)	the Qualcan Shareholders shall have approved the Qualcan Shareholder Consent Materials;

(c)	TargetCo shall have completed the TargetCo Financings;

(d)	all consents, waivers, permits, orders and approvals of all Governmental Authorities or other persons, necessary to permit the completion of the Transaction will have been obtained;

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(e)	the representations and warranties of the Purchaser set forth in this Agreement will have been true and correct as of the date hereof and will be true and correct at the Time of Closing in all respects (in the case of any representation or warranty containing any materiality or Material Adverse Effect qualifier) or in all material respects (in the case of any representation or warranty without any materiality or Material Adverse Effect qualifier), except as affected by the transactions contemplated by this Agreement, and a certificate of the President of the Purchaser to this effect will have been delivered to TargetCo;

(f)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Purchaser at or before the Time of Closing will have been complied with or performed and a certificate of a senior officer of the Purchaser to this effect will have been delivered to TargetCo;

(g)	TargetCo will be satisfied with the results of its due diligence investigations relating to the Purchaser and the Transaction, acting reasonably;

(h)	there will not have been after the date of this Agreement any Material Adverse Effect with respect to the Purchaser;

(i)	there will be no action taken under any applicable law by any court or Governmental Authority that makes it illegal or restrains, enjoins or prohibits the Transaction, results in a judgment or assessment of damages relating to the Transaction that is materially adverse to the Purchaser or TargetCo or that could reasonably be expected to impose any condition or restriction upon the Purchaser or TargetCo which, after giving effect to the Transaction, would so materially and adversely impact the economic or business benefits of the Transaction as to render inadvisable the consummation of the Transaction;

(j)	there will be no legislation (whether by statute, regulation, order-in-council, notice of ways and means motion, by-law or otherwise) enacted, introduced or tabled which, in the opinion of the TargetCo, acting reasonably, adversely affects or may adversely affect the Transaction; and

(k)	the Purchaser shall have adopted an amendment to its Notice of Articles and Articles that adequately, in TargetCo’s sole and absolute discretion, expresses the terms and conditions and rights and privileges of the Common Shares and Class A Common Shares upon completion of the share exchange contemplated hereunder in conformity with Schedule “C” hereto.

The foregoing conditions precedent are for the benefit of TargetCo and may be waived by TargetCo, in whole or in part, without prejudice to TargetCo’s right to rely on any other condition in favour of TargetCo.

3.03 Notice and Cure Provisions

Each party will give prompt notice to the other parties hereto of the occurrence, or failure to occur, at any time from the date hereof until the Closing Date, of any event or state of facts which occurrence or failure would or would be likely to:

(a)	cause any of the representations or warranties of such party contained herein to be untrue or inaccurate on the date hereof or at the Closing Date; or

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(b)	result in the failure by such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such party hereunder prior to the Closing Date.

Subject to Article VII, no party may elect not to complete the Transaction as contemplated herein as a result of the non-fulfillment of the conditions precedent contained in Sections 3.01 or 3.02, as applicable, unless the party intending to rely thereon has delivered a written notice to the other parties hereto prior to the Time of Closing specifying, in reasonable detail, all breaches of representations and warranties or covenants or other matters which the party delivering such notice is asserting as the basis for the non-fulfillment of the applicable condition precedent.

Article IV
CLOSING and post closing ARRANGEMENTS

4.01 Time and Place of Closing

Closing of the Transaction will take place at the Time of Closing at the offices of McMillan LLP, Suite 1500, Royal Centre, 1055 West Georgia Street, Vancouver, British Columbia, V6E 4N7.

4.02 Closing Deliveries of the Purchaser

At the Time of Closing, the Purchaser will deliver or cause to be delivered:

(a)	share certificates evidencing the Consideration Shares registered as directed by TargetCo on behalf of the TargetCo Shareholders, provided, however, that, unless the Purchaser has already engaged a transfer agent that is approved by the CSE or another stock exchange in Canada (an “Approved Transfer Agent”), such share certificates evidencing the Consideration Shares will be held by the Purchaser in its minute book as such share certificates will need to be converted into share certificates containing a CUSIP issued by an Approved Transfer Agent;

(b)	if required, evidence of the Shareholders’ Approval;

(c)	evidence of approval of Qualcan Shareholder Consent Materials;

(d)	a certificate of a senior officer of the Purchaser, dated as of the Closing Date, certifying: (i) that attached thereto are true and complete copies of the notice of articles and articles of the Purchaser (and all amendments thereto as in effect as on such date); (ii) all resolutions of the board of directors of the Purchaser approving the entering into of this Agreement and all ancillary agreements contemplated herein and the completion of the Transaction, including the issuance of the Consideration Shares, and (iii) as to the incumbency and genuineness of the signature of the officer of the Purchaser executing this Agreement or any of the other agreements or documents contemplated hereby;

(e)	the officer’s certificates referred to in Sections 3.02(e) and 3.02(f);

(f)	a certificate of good standing of the Purchaser;

(g)	resignation of Kenneth Cotiamco as the President and sole director of the Purchaser and resolutions consented to in writing by the sole director of the Purchaser appointing five individuals as directors of the Purchaser pursuant to Section 2.05(b);

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(h)	resolutions consented to in writing by the sole director of the Purchaser appointing Lorenzo Barracco as the Chief Executive Officer of the Purchaser and the Chief Financial Officer of the Purchaser as set out in Section 2.05(d); and

(i)	resolutions consented to in writing by the sole director of the Purchaser and such other persons whose consent may be required under Canadian law adopting an amendment to Purchaser’s Notice of Articles and Articles that adequately, in TargetCo’s sole and absolute discretion, expresses the terms and conditions and rights and privileges of the Common Shares and Class A Common Shares upon completion of the share exchange contemplated hereunder in conformity with Schedule “C” hereto

4.03 Closing Deliveries of TargetCo

At the Time of Closing, TargetCo will deliver or cause to be delivered:

(a)	a certificate of a senior officer of TargetCo, dated as of the Closing Date, certifying TargetCo’s receipt of the TargetCo Shareholders’ Approval and any other required approval of the TargetCo Shareholders, as applicable;

(b)	the officer’s certificates referred to in Sections 3.01(f) and 3.01(g);

(c)	a certificate of good standing for TargetCo;

(d)	to the extent not previously delivered, all financial statements of TargetCo required to be included in the Prospectus and Listing Statement pursuant to applicable securities laws and the policies of the CSE;

(e)	with respect to each TargetCo Shareholder, certificates evidencing the Exchanged TargetCo Shares owned by such TargetCo Shareholder, duly endorsed in blank for transfer or accompanied by duly executed stock transfer powers;

(f)	with respect to U.S. TargetCo Shareholders, the U.S. Representation Letter attached hereto as Schedule “D”; and

(g)	with respect to the shares that will be issued to Bonafacio Pinci, any documents required under Applicable Securities Laws, including the U.S. Representation Letter, if applicable.

Article V
REPRESENTATIONS AND WARRANTIES

5.01 Representations and Warranties of the Purchaser

The Purchaser represents and warrants to and in favour of TargetCo as follows and acknowledges that TargetCo is relying upon such representations and warranties in connection with the transactions contemplated herein:

(a)	the Purchaser is a corporation validly existing and in good standing under the laws of the Province of British Columbia and is duly registered, licensed or qualified to carry on business as an extra-provincial or foreign corporation under the laws of the jurisdictions in which the nature of its business makes such registration, licensing or qualification necessary;

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(b)	the Purchaser has the corporate power and capacity to enter into this Agreement and each additional agreement or instrument to be delivered pursuant to this Agreement, to perform its obligations hereunder and thereunder, to own and lease its property, and to carry on its businesses as now being conducted;

(c)	this Agreement has been, and each additional agreement or instrument to be delivered pursuant to this Agreement will be prior to the Time of Closing, duly authorized, executed and delivered by the Purchaser and each is, or will be at the Time of Closing, a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms;

(d)	the execution and delivery of this Agreement does not, and the consummation of the Transaction will not, (i) result in a breach or violation of the articles of the Purchaser or of any resolutions of the directors or shareholders of the Purchaser, (ii) conflict with, result in a breach of, constitute a default under or accelerate the performance required by or result in the suspension, cancellation, material alteration or creation of an encumbrance upon any material agreement (including any Purchaser Material Contract), licence or permit to which the Purchaser is a party or by which the Purchaser is bound or to which any material assets or property of the Purchaser is subject, or (iii) violate any provision of any applicable law or regulation or any judicial or administrative order, award, judgment or decree applicable to the Purchaser;

(e)	the authorized capital of the Purchaser currently consists of an unlimited number of Common Shares, of which, as of the date hereof, 885,938 Common Shares are issued and outstanding as fully paid and non-assessable; provided, however, the parties acknowledge and agree that the total issued and outstanding shares of the Purchaser immediately prior to the time of Closing shall not exceed 14,000,000 Common Shares;

(f)	when issued in accordance with the terms hereof, the Consideration Shares will be validly issued as fully paid and non-assessable Class A Common Shares;

(g)	other than the securities to be issued pursuant to the securities issuable pursuant to the Transaction, there are no other Common Shares, Class A Common Shares or securities convertible, exercisable or exchangeable into Common Shares or Class A Common Shares issued or outstanding;

(h)	other than the securities to be issued pursuant to the securities issuable pursuant to the Transaction, no person has any agreement, option, right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, including convertible securities, options, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any unissued shares or other securities of the Purchaser; and

(i)	the Purchaser does not own, and has not at any time owned, and does not have any agreements of any nature to acquire, directly or indirectly, any shares in the capital of or other equity or proprietary interests in any person, and the Purchaser does not have any agreements to acquire or lease any material assets or properties or any other business operations.

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5.02 Representations and Warranties of TargetCo

TargetCo represents and warrants to the Purchaser as follows and acknowledges that the Purchaser is relying on such representations and warranties in connection with the transactions contemplated herein:

(a)	Each of TargetCo and its Subsidiaries is duly incorporated or organized, as applicable, and validly existing under the laws of the State of Nevada and has all requisite corporate power and corporate authority and is duly qualified and holds all material permits, licences, registrations, permits, qualifications, consents and authorizations necessary or required to carry on its business as now conducted and to own, lease and/or operate the TargetCo Assets, and to carry on its business as now being conducted, and neither TargetCo nor, to the knowledge of TargetCo, any other person, has taken any steps or proceedings, voluntary or otherwise, requiring or authorizing the dissolution or winding up of TargetCo or its Subsidiaries, and TargetCo has all requisite corporate power and corporate authority to enter into this Agreement and each additional agreement or instrument delivered pursuant to this Agreement and to carry out its obligations hereunder and thereunder. Schedule 5.02(b) – Subsidiaries contains a correct and complete list, as of the date hereof, of each Subsidiary of TargetCo, together with the jurisdiction of organization of each such Subsidiary, the issued equity interests of each such Subsidiary and the name of each holder thereof. TargetCo has made available to the Purchaser complete and correct copies of the certificate of incorporation and bylaws (or similar organization or charter documents) of TargetCo and each of its Subsidiaries, each as amended to the date of this Agreement, and each as so made available is in full force and effect;

(b)	The outstanding equity interest of each TargetCo’s Subsidiaries is duly authorized, validly issued, fully paid, nonassessable and owned by TargetCo, free and clear of any Liens;

(c)	This Agreement has been, and each additional agreement or instrument to be delivered pursuant to this Agreement will be prior to the Time of Closing, duly authorized, executed and delivered by TargetCo and each is, or will be at the Time of Closing, a legal, valid and binding obligation of TargetCo, enforceable against TargetCo in accordance with its terms;

(d)	The execution and delivery of this Agreement does not, and the consummation of the Transaction will not, (i) result in a breach or violation of any shareholders’ agreement or of any resolutions of the TargetCo Shareholders of TargetCo, (ii) conflict with, result in a breach of, constitute a default under or accelerate the performance required by or result in the suspension, cancellation, material alteration or creation of an encumbrance upon any material agreement (including any TargetCo Material Contract), license or permit to which TargetCo is a party or by which TargetCo is bound or to which any material assets or property of TargetCo is subject, or (iii) violate any provision of any applicable law or regulation or any judicial or administrative order, award, judgment or decree applicable to TargetCo;

(e)	The authorized share capital of TargetCo is 10,000 share of common stock, of which as of the date of this Agreement, 4,878 shares of common stock are issued and outstanding; provided, however, that TargetCo shall amend its Articles of Incorporation and Bylaws prior to the share exchange contemplated hereunder in order to authorize and issue such number of shares as are required to accommodate the TargetCo Financings and any stock options issued pursuant to the TargetCo Stock Option Plan;

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(f)	Except as otherwise set forth in Schedule 5.02 – Pending Litigation, other than the securities issued pursuant to the TargetCo Financings, there are no outstanding securities convertible, exchangeable or exercisable into TargetCo Shares;

(g)	Other than as set out in Sections 5.02(d) and (e) above and/or as otherwise set forth in Schedule 5.02 – Pending Litigation, there are no other shares or securities convertible, exercisable or exchangeable into TargetCo Shares issued or outstanding;

(h)	Except as otherwise set forth in Schedule 5.02 – Pending Litigation, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate TargetCo or any of its Subsidiaries to issue or sell any TargetCo Shares, other equity securities of TargetCo or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving a Person (other than the Purchaser pursuant to this Agreement) a right to subscribe for or acquire, any equity securities of TargetCo or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding;

(i)	TargetCo does not own and does not have any agreements of any nature to acquire, directly or indirectly, any shares in the capital of or other equity or proprietary interests in any person;

(j)	To the best of its knowledge, no consent, approval, order or authorization of, or registration or declaration with, any applicable Governmental Authority with jurisdiction over TargetCo is required to be obtained by TargetCo in connection with the execution and delivery of this Agreement, except for those consents, orders, authorizations, declarations, registrations or approvals which are contemplated by this Agreement or those consents, orders, authorizations, declarations, registrations or approvals that, if not obtained, would not prevent or materially delay the consummation of the Transaction or otherwise prevent or materially delay TargetCo from performing its obligations under this Agreement and could not reasonably be expected to have a Material Adverse Effect on TargetCo;

(k)	Except as otherwise set forth in Schedule 5.02 – Pending Litigation, there is no suit, action or proceeding or, to the knowledge of TargetCo, pending or threatened against TargetCo that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on TargetCo, and there is no judgment, decree, injunction, rule or order of any Governmental Authority outstanding against TargetCo causing, or which could reasonably be expected to cause, a Material Adverse Effect on TargetCo;

(l)	No bankruptcy, insolvency or receivership proceedings have been instituted by TargetCo or, to the knowledge of TargetCo, are pending against TargetCo;

(m)	Other than pursuant to U.S federal laws with respect to the cultivation, sale and use of cannabis, TargetCo and each of its Subsidiaries are in compliance with and are not in violation of any laws;

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(n)	TargetCo has not been notified by any Governmental Authority of any investigation with respect to it that is pending or threatened, nor has any Governmental Authority notified TargetCo of such Governmental Authority’s intention to commence or to conduct any investigation that could be reasonably likely to have a Material Adverse Effect on TargetCo;

(o)	TargetCo have filed any required tax returns as of the date hereof and adequate provision has been made for taxes payable for the current period for which tax returns are not yet required to be filed. There are no actions, suits, or claims asserted or assessed against TargetCo in respect of taxes, governmental charges or assessments, nor are any matters under discussion with any Governmental Authority relating to taxes, governmental charges or assessments asserted by such Governmental Authority. TargetCo have withheld from each payment made by it to any person and remitted to the proper tax and other receiving offices within the time required all income tax and other deductions required to be withheld from such payments;

(p)	No current or former employee, officer or director of TargetCo is entitled to a severance, termination or other similar payment as a result of the Transaction;

(q)	The Corporate Records of TargetCo are complete and accurate in all material respects and all corporate proceedings and actions reflected therein have been conducted or taken in compliance with all Applicable Laws;

(r)	All Books and Records of TargetCo have been fully, properly and accurately kept and, where required, completed in accordance with generally accepted accounting principles, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein;

(s)	TargetCo is not a ‘reporting issuer’ or equivalent in any jurisdiction nor are any shares of TargetCo listed or quoted on any stock exchange or electronic quotation system;

(t)	Other than pursuant to U.S federal laws with respect to the cultivation, sale and use of cannabis, the execution and delivery of this Agreement does not, and the consummation of the Transaction will not violate any provision of any applicable law or regulation or any judicial or administrative order, award, judgment or decree applicable to any of the TargetCo Shareholders;

(u)	The TargetCo Shareholders are the registered and beneficial owners of that number of TargetCo Shares held or beneficially owned by such TargetCo Shareholders (such TargetCo Shares comprising the Exchanged TargetCo Shares), free and clear of all Liens, charges, mortgages, security interests, pledges, demands, claims and other encumbrances of any nature whatsoever;

(v)	The Consideration Shares held by Non-Resident TargetCo Shareholders and issuable hereunder have not been and will not be registered under the securities laws of any foreign jurisdiction and that the issuance of the Consideration Shares pursuant to the terms of this Agreement is being made in reliance on applicable exemptions;

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(w)	If a TargetCo Shareholder is a U.S. Person or was in the United States at the time the Consideration Shares were offered or at the time of execution and delivery of this Agreement, then TargetCo has made commercially reasonable efforts to certify that each U.S. TargetCo Secuirtyholder qualifies as an “accredited investor” as that term is defined under Rule 501(a) of Regulation D promulgated under the U.S. Securities Act or is not an “accredited investor” but has a pre-existing substantive relationship with the Purchaser of which there can be no more than 35 U.S. TargetCo Shareholders that are not “accredited investors”, and each U.S. TargetCo Shareholder has completed, executed and delivered a “U.S. Representation Letter for U.S. TargetCo Shareholders” in the form required by the Purchaser attached hereto as Schedule “D”;

(x)	Unless the TargetCo Shareholder has completed, executed and delivered a “ U.S. Representation Letter for U.S. TargetCo Shareholders” in the form required by the Purchaser, attached hereto as Schedule “D”, TargetCo represents and warrants that the TargetCo Shareholder is not in the United States, is not a U.S. Person and is not acquiring the Consideration Shares on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States, was not offered the Consideration Shares in the United States and was outside the United States at the time of execution and delivery of this Agreement, and TargetCo will make commercially reasonable efforts to confirm and provide the Purchaser with proof of the same;

(y)	The receipt of the Consideration Shares by Non-Resident TargetCo Shareholders does not contravene any of the applicable securities legislation in the jurisdiction in which it is resident and does not trigger: (i) any obligation to prepare and file a prospectus or similar document, or any other report with respect to such transfer; and (ii) any registration or other obligation on the part of Purchaser; and

(z)	To the knowledge of TargetCo, no representation or warranty of TargetCo contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

Article VI
COVENANTS

6.01 Mutual Covenants

Each of the parties hereby covenants and agrees as follows:

(a)	to use commercially reasonable efforts to satisfy (or cause the satisfaction of) the conditions precedent to its obligations hereunder which are reasonably under its control and to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable under Applicable Laws and regulations to complete the Transaction in accordance with the terms of this Agreement. Without limiting the generality of the foregoing, in the event that any person, including without limitation, any securities regulatory authority, seeks to prevent, delay or hinder implementation of all or any portion of the Transaction or seeks to invalidate all or any portion of this Agreement, each of the parties will use commercially reasonable efforts to resist such proceedings and to lift or rescind any injunction or restraining order or other order or action seeking to stop or otherwise adversely affecting the ability of the parties to complete the Transaction;

(b)	to use commercially reasonable efforts to obtain, before the Time of Closing, all authorizations, waivers, exemptions, consents, orders and other approvals from domestic or foreign courts, Governmental Authorities, shareholders, TargetCo Shareholders and third parties as are necessary for the consummation of the transactions contemplated herein;

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(c)	to use commercially reasonable efforts to defend or cause to be defended any lawsuits or other legal proceedings brought against it challenging this Agreement or the completion of the Transaction; no party will settle or compromise any claim brought against them in connection with the transactions contemplated by this Agreement prior to the Closing Date without the prior written consent of each of the others, such consent not to be unreasonably withheld or delayed;

(d)	to promptly notify each of the other parties if any representation or warranty made by it in this Agreement ceases to be true and correct in all respects (in the case of any representation or warranty containing any materiality or Material Adverse Effect qualifier) or in all material respects (in the case of any representation or warranty without any materiality or Material Adverse Effect qualifier) and of any failure to comply in any material respect with any of its obligations under this Agreement;

(e)	to co-operate with each of the other parties hereto in good faith in order to ensure the timely completion of the Transaction;

(f)	to use commercially reasonable efforts to co-operate with each of the other parties hereto in connection with the performance by the other of its obligations under this Agreement; and

(g)	in the case of TargetCo and the Purchaser, to indemnify and hold harmless each of the other parties hereto (and, if applicable, such other parties’ respective directors, officers, representatives and advisers) (collectively, the “Non-Offending Persons”) from and against all claims, damages, liabilities, actions or demands to which the Non-Offending Persons may be subject insofar as such claims, damages, liabilities, actions or demands arise out of, or are based upon, the information supplied by TargetCo or the Purchaser, as applicable, for inclusion in the Disclosure Documents having contained a misrepresentation. TargetCo and the Purchaser will obtain and hold the rights and benefits of this subsection in trust for and on behalf of such parties’ respective directors, officers, representatives and advisers.

6.02 Covenants of the Purchaser

The Purchaser covenants and agrees with each of the TargetCo Shareholders and TargetCo that, until the earlier of the Closing Date and the date upon which this Agreement is terminated in accordance with Article VII, it will:

(a)	in a timely and expeditious manner:

(i)	assist TargetCo in the preparation of the Form 1A the Third TargetCo Financing;

(ii)	prepare, in consultation with TargetCo, the Disclosure Documents in prescribed form and in form and content acceptable to TargetCo, acting reasonably;

(iii)	if required, obtain the Shareholders’ Approval of the Transaction;

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(iv)	obtain the requisite Shareholders’ Approval to authorize the alteration to the Purchaser’s notice of articles and articles in order to change the Purchaser’s authorized capital to include an unlimited number of Class A Common Shares having the special rights and restrictions as set forth in Schedule “C” hereto, and to take all other necessary actions, including the filing of the notice of alteration with the BC Registrar of Companies, to effect such alteration to the Purchaser’s notice of articles and articles;

(v)	file and/or deliver any document or documents as may be required in order for the Transaction as contemplated herein to be effective; and

(vi)	file and/or deliver any document or documents required pursuant to Applicable Laws in connection with the Transaction as contemplated herein after the Closing;

(b)	ensure that the Disclosure Documents do not contain a misrepresentation as it relates to the Purchaser, including in respect of its assets, liabilities, operations, business and properties;

(c)	to make available and afford TargetCo and its authorized representatives and, if requested by TargetCo, provide a copy of all title documents, contracts, financial statements, minute books, share certificate books, if any, share registers, plans, reports, licences, orders, permits, books of account, accounting records, constating documents and all other documents, information and data relating to the Purchaser. The Purchaser will afford TargetCo and its authorized representatives every reasonable opportunity to have free and unrestricted access to the Purchaser’s property, assets, undertaking, records and documents. At the request of TargetCo, the Purchaser will execute or cause to be executed such consents, authorizations and directions as may be necessary to permit any inspection of the Purchaser’s business and any of its property or to enable TargetCo or its authorized representatives to obtain full access to all files and records relating to any of the assets of the Purchaser maintained by governmental or other public authorities. The obligations in this Section 6.02(c) are subject to any access or disclosure contemplated herein not being otherwise prohibited by reason of a confidentiality obligation owed to a third party for which a waiver cannot be obtained, provided that in such circumstance the Purchaser will be required to disclose that information has been withheld on this basis. The exercise of any rights of inspection by or on behalf of TargetCo under this Section 6.02(c) will not mitigate or otherwise affect the representations and warranties of the Purchaser hereunder.

(d)	except for non-substantive communications, and provided that such disclosure is not otherwise prohibited by reason of a confidentiality obligation owed to a third party for which a waiver cannot be obtained (provided that in such circumstance the Purchaser will be required to disclose that information has been withheld on this basis), furnish promptly to TargetCo (on behalf of the TargetCo Shareholders) a copy of each notice, report, schedule or other document or communication delivered, filed or received by the Purchaser in connection with or related to the Transaction, any filings under Applicable Laws and any dealings with any Governmental Authority in connection with or in any way affecting the Transaction as contemplated herein;

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(e)	use commercially reasonable efforts to satisfy (or cause the satisfaction of) the conditions precedent to its obligations set forth in this Agreement to the extent the same are within its control and to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable under all Applicable Laws to complete the Transaction as contemplated herein, including using commercially reasonable efforts to:

(i)	obtain all necessary waivers, consents and approvals required to be obtained by it from other parties to loan agreements, leases, licenses, agreements and other Contracts, as applicable;

(ii)	effect all necessary registrations and filings and submissions of information requested by any Governmental Authority required to be effected by it in connection with the Transaction and participate and appear in any proceedings of either the Purchaser or TargetCo before any Governmental Authority to the extent permitted by such authorities; and

(iii)	fulfil all conditions and satisfy all provisions of this Agreement and the Transaction;

(f)	subject to Applicable Laws, not take any action, refrain from taking any action, or permit any action to be taken or not taken inconsistent with this Agreement or which would reasonably be expected to significantly impede the consummation of the Transaction;

(g)	conduct and operate its business and affairs only in the ordinary course consistent with past practice and use commercially reasonable efforts to preserve its business organization, goodwill and material business relationships with other persons, except TargetCo may engage in any potential acquisition of additional cannabis licenses by TargetCo within the State of Nevada without the approval or prior consent of the Purchaser;

(h)	except as set forth in Section 6.02(a)(iii) above, not alter or amend its notice of articles or articles as the same exist at the date of this Agreement;

(i)	not merge into or with, or amalgamate or consolidate with, or enter into any other corporate reorganization or arrangement with, or transfer its undertaking or assets as an entirety or substantially as an entirety to, any other person or perform any act which would render inaccurate in any material way any of its representations and warranties set forth herein as if such representations and warranties were made at a date subsequent to such act and all references to the date of this Agreement were deemed to be such later date, except as contemplated in this Agreement, and without limiting the generality of the foregoing, it will not:

(i)	make any distribution by way of dividend, distribution of property or assets, return of capital or otherwise to or for the benefit of its shareholders;

(ii)	increase or decrease its paid-up capital or purchase or redeem any shares; or

(iii)	issue or enter into any commitment to issue any of its shares or securities convertible into, or rights, warrants or options to acquire, any such shares, except upon the exercise of share purchase warrants or options or conversion of convertible securities of the Purchaser outstanding as of the date hereof;

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(j)	take all necessary corporate action and proceedings to approve and authorize the issuance of the Consideration Shares to the TargetCo Shareholders;

(k)	prepare and file with all applicable securities commissions such notifications and fees necessary to permit, or that are required in connection with, the issuance of the Consideration Shares to the TargetCo Shareholders, in each case, on a basis exempt from the prospectus and registration requirements of the Applicable Securities Laws of the provinces of Canada and the states within the United States in which the TargetCo Shareholders are resident; and

(l)	not to authorize, sell or issue, or negotiate or enter into an agreement to sell or issue, any securities of the Purchaser (including those that are convertible or exchangeable into securities of the Purchaser), other than as contemplated under this Agreement.

6.03 Covenants of TargetCo

TargetCo covenants and agrees with the Purchaser that, until the earlier of the Closing Date and the date upon which this Agreement is terminated in accordance with Article VII, it will:

(a)	in a timely and expeditious manner:

(i)	prepare, in consultation with the Purchaser, the Form 1A to be used in connection with the Third TargetCo Financing in prescribed form and in form and content acceptable to the Purchaser, acting reasonably; and

(ii)	assist the Purchaser in the preparation of the Disclosure Documents with respect to the Transaction, including providing such information in relation to the business, affairs, assets and properties of TargetCo as may be necessary to comply with Applicable Laws and the policies of the CSE;

(b)	ensure that the Disclosure Documents do not contain a misrepresentation as it relates to TargetCo, including in respect of its assets, liabilities, operations, business and properties;

(c)	to make available and afford the Purchaser and its authorized representatives and, if requested by the Purchaser, provide a copy of all title documents, contracts, financial statements, minute books, if any, securities registers, plans, reports, licences, orders, permits, books of account, accounting records, constating documents and all other documents, information and data relating to TargetCo to the extent that any such documents exist. TargetCo will afford the Purchaser and its authorized representatives every reasonable opportunity to have free and unrestricted access to TargetCo’s property, assets, undertaking, records and documents. At the request of the Purchaser, TargetCo will execute or cause to be executed such consents, authorizations and directions as may be necessary to permit any inspection of TargetCo’s business and any of its property or to enable the Purchaser or its authorized representatives to obtain full access to all files and records relating to any of the assets of TargetCo maintained by governmental or other public authorities. The obligations in this Section 6.03(c) are subject to any access or disclosure contemplated herein not being otherwise prohibited by reason of a confidentiality obligation owed to a third party for which a waiver cannot be obtained, provided that in such circumstance TargetCo will be required to disclose that information has been withheld on this basis. The exercise of any rights of inspection by or on behalf of Purchaser under this Section 6.03(c) will not mitigate or otherwise affect the representations and warranties of TargetCo hereunder.

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(d)	except for non-substantive communications, and provided that such disclosure is not otherwise prohibited by reason of a confidentiality obligation owed to a third party for which a waiver cannot be obtained (provided that in such circumstance TargetCo will be required to disclose that information has been withheld on this basis), furnish promptly to the Purchaser a copy of each notice, report, schedule or other document or communication delivered, filed or received by TargetCo in connection with or related to the Transaction, any filings under Applicable Laws and any dealings with any Governmental Authority in connection with or in any way affecting the Transaction as contemplated herein;

(e)	use commercially reasonable efforts to satisfy (or cause the satisfaction of) the conditions precedent to its obligations set forth in this Agreement to the extent the same are within its control and to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable under all Applicable Laws to complete the Transaction, including using commercially reasonable efforts to:

(i)	obtain all necessary waivers, consents and approvals required to be obtained by it from other parties to loan agreements, leases, licenses, agreements and other Contracts;

(ii)	effect all necessary registrations and filings and submissions of information requested by any Governmental Authority required to be effected by it in connection with the Transaction and participate and appear in any proceedings of either TargetCo or the Purchaser before any Governmental Authority to the extent permitted by such authorities; and

(iii)	fulfil all conditions and satisfy all provisions of this Agreement and the Transaction;

(f)	subject to Applicable Laws, not take any action, refrain from taking any action, or permit any action to be taken or not taken inconsistent with this Agreement or which would reasonably be expected to significantly impede the consummation of the Transaction;

(g)	conduct and operate its business and affairs only in the ordinary course consistent with past practice and use commercially reasonable efforts to preserve its business organization, goodwill and material business relationships with other persons and, for greater certainty, it will not enter into any material transaction out of the ordinary course of business consistent with past practice without the prior consent of the Purchaser (except for any potential acquisition of additional cannabis licenses by TargetCo within the State of Nervada as outlined in Schedule 6.03(g) – Potential Acquisitions), and TargetCo will keep the Purchaser fully informed as to the material decisions or actions required or required to be made with respect to the operation or expansion of its business, provided that such disclosure is not otherwise prohibited by reason of a confidentiality obligation owed to a third party for which a waiver could not be obtained;

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(h)	other than as contemplated under this Agreement, not merge into or with, or amalgamate or consolidate with, or enter into any other corporate reorganization or arrangement with, or transfer its undertaking or assets as an entirety or substantially as an entirety to, any other person or perform any act which would render inaccurate in any material way any of its representations and warranties set forth herein as if such representations and warranties were made at a date subsequent to such act and all references to the date of this Agreement were deemed to be such later date, except as contemplated in this Agreement, and without limiting the generality of the foregoing, it will not:

(i)	make any distribution by way of dividend, distribution of property or assets, return of capital or otherwise to or for the benefit of its TargetCo Shareholders;

(ii)	increase or decrease its paid-up capital or purchase or redeem any shares; or

(iii)	issue or enter into any commitment to issue any of its shares or securities convertible into, or rights, warrants or options to acquire any such shares;

(i)	obtain TargetCo Shareholders’ Approval of the Transaction and take all necessary corporate action and proceedings to approve and authorize the valid and effective transfer of the Exchanged TargetCo Shares to the Purchaser;

(j)	in a timely and expeditious manner, provide such information with respect to the TargetCo Shareholders as the Purchaser may reasonably require in connection with the preparation of the Disclosure Documents with respect to the Transaction and as may be necessary to comply with Applicable Laws and the policies of the CSE;

(k)	not encumber in any manner the Exchanged TargetCo Shares and ensure that at the Time of Closing the Exchanged TargetCo Shares are free and clear of all Liens, charges, mortgages, security interests, pledges, demands, claims and other encumbrances whatsoever.

Article VII
TERMINATION

7.01 Termination

This Agreement may be terminated at any time prior to the Closing by mutual written consent of all the parties hereto.

7.02 Effect of Termination

Upon termination of this Agreement in accordance with the terms hereof, the parties hereto will have no further obligations under this Agreement, other than the obligations contained in Sections 9.03 and 9.08; provided that the indemnification obligations set forth in Article VIII hereof shall survive such termination in respect of a party whose breach or violation of any representation, warranty, covenant, obligation or agreement under this Agreement has been the cause of or has resulted in a termination of this Agreement.

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Article VIII

INDEMNIFICATION

8.01 Indemnification by the Purchaser

The Purchaser shall indemnify and save the TargetCo Shareholders and TargetCo harmless for and from:

(a)	any loss, damages or deficiencies suffered by the TargetCo Shareholders or TargetCo as a result of any breach of representation, warranty or covenant on the part of the Purchaser contained in this Agreement or in any certificate or document delivered pursuant to or contemplated by this Agreement; and

(b)	all claims, demands, costs and expenses, including legal fees, in respect of the foregoing.

8.02 Indemnification by TargetCo

TargetCo shall indemnify and save the Purchaser harmless for and from:

(a)	any loss, damages or deficiencies suffered by the Purchaser as a result of any breach of representation, warranty or covenant on the part of TargetCo contained in this Agreement or in any certificate or document delivered pursuant to or contemplated by this Agreement; and

(b)	all claims, demands, costs and expenses, including legal fees, in respect of the foregoing.

8.03 Notice of Claim

A party entitled to and seeking indemnification pursuant to the terms of this Agreement (the “Indemnified Party”) shall promptly give written notice to the party or parties, as applicable, responsible for indemnifying the Indemnified Party (the “Indemnifying Party”) of any claim for indemnification pursuant to Sections 8.01 and 8.02 (a “Claim”, which term shall include more than one Claim). Such notice shall specify whether the Claim arises as a result of a claim by a person against the Indemnified Party (a “Third Party Claim”) or whether the Claim does not so arise (a “Direct Claim”), and shall also specify with reasonable particularity (to the extent that the information is available):

(a)	the factual basis for the Claim; and

(b)	the amount of the Claim, or, if any amount is not then determinable, an approximate and reasonable estimate of the likely amount of the Claim.

8.04 Procedure for Indemnification

(a)	Direct Claims. With respect to Direct Claims, following receipt of notice from the Indemnified Party of a Claim, the Indemnifying Party shall have 30 days to make such investigation of the Claim as the Indemnifying Party considers necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying party the information relied upon by the Indemnified Party to substantiate the Claim. If the Indemnified Party and the Indemnifying Party agree at or prior to the expiration of such 30 day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the Claim.

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(b)	Third Party Claims. With respect to any Third Party Claim, the Indemnifying Party shall have the right, at its own expense, to participate in or assume control of the negotiation, settlement or defence of such Third Party Claim and, in such event, the Indemnifying Party shall reimburse the Indemnified Party for all the Indemnified Party’s out-of-pocket expenses incurred as a result of such participation or assumption. If the Indemnifying Party elects to assume such control, the Indemnified Party shall cooperate with the Indemnifying Party, shall have the right to participate in the negotiation, settlement or defence of such Third Party Claim at its own expense and shall have the right to disagree on reasonable grounds with the selection and retention of counsel, in which case counsel satisfactory to the Indemnifying Party and the Indemnified Party shall be retained by the Indemnifying Party. If the Indemnifying Party, having elected to assume such control, thereafter fails to defend any such Third Party Claim within a reasonable time, the Indemnified Party shall be entitled to assume such control and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim.

8.05 General Indemnification Rules

The obligations of the Indemnifying Party to indemnify the Indemnified Party in respect of Claims shall also be subject to the following:

(a)	the Indemnifying Party’s obligation to indemnify the Indemnified Party shall only apply to the extent that the Claims in respect of which the Indemnifying Party has given an indemnity, in the aggregate, exceed $10,000;

(b)	notwithstanding anything to the contrary in this Agreement, the aggregate liability of TargetCo or the Purchaser to any and all Indemnified Parties under this Article VIII shall be limited to the value of the Consideration Shares issuable and securities issuable under this Agreement, including securities issuable in exchange for the TargetCo Debentures and TargetCo Shares pursuant to the Third TargetCo Financing;

(c)	if any Third Party Claim is of a nature such that the Indemnified Party is required by applicable law to make a payment to any person (a “Third Party”) with respect to such Third Party Claim before the completion of settlement negotiations or related legal proceedings, the Indemnified Party may make such payment and thereafter seek reimbursement from the Indemnifying Party for any such payment. If any Indemnifying Party pays, or reimburses an Indemnified Party in respect of any Third Party Claim before completion of settlement negotiations or related legal proceedings, and the amount of any liability of the Indemnified Party under the Third Party Claim in respect of which such a payment was made, as finally determined, is less than the amount which was paid by the Indemnifying Party, the Indemnified Party shall, forthwith after receipt of the difference from the Third Party, pay the amount of such difference to the Indemnifying Party;

(d)	except in the circumstance contemplated by Section 8.04, and whether or not the Indemnifying Party assumes control of the negotiation, settlement or defence of any Third Party Claim, the Indemnified Party shall not negotiate, settle, compromise or pay any Third Party Claim except with the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld);

(e)	the Indemnified Party shall not permit any right of appeal in respect of any Third Party Claim to terminate without giving the Indemnifying Party notice and an opportunity to contest such Third Party Claim;

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(f)	the Indemnified Party and the Indemnifying Party shall cooperate fully with each other with respect to Third Party Claims and shall keep each other fully advised with respect thereto (including supplying copies of all relevant documentation promptly as it becomes available); and

(g)	the provisions of this Article VIII shall constitute the sole remedy available to a party against another party with respect to any and all breaches of any agreement, covenant, representation or warranty made by such other party in this Agreement.

Article IX
GENERAL

9.01 Power of Attorney

TargetCo hereby represents and warrants that it is severally and irrevocably appointed as agent and attorney of each of the TargetCo Shareholders to take any action that is required under this Agreement or to execute and deliver any documents on their behalf, including without limitation, for the purposes of all Closing matters (including without limitation, the receipt of certificates representing the Consideration Shares) and deliveries of documents and do and cause to be done all such acts and things as may be necessary or desirable in connection with the closing matters for the Transaction. Without limiting the generality of the foregoing, TargetCo may, on its own behalf and on behalf of the TargetCo Shareholders, extend the Time of Closing, modify or waive any conditions as are contemplated herein, negotiate, settle and deliver the final forms of any documents that are necessary or desirable to give effect to the Transaction, extend such time periods as may be contemplated herein or terminate this Agreement, in its absolute discretion, as it deems appropriate. The Purchaser will have no duty to enquire into the validity of any document executed or other action taken by TargetCo on behalf of the TargetCo Shareholders pursuant to this Article IX.

9.02 Notices

Any notice, consent, waiver, direction or other communication required or permitted to be given under this Agreement (each, a “notice”) will be in writing will be in writing addressed as follows:

(a)	if to the Purchaser:

Qualcan (Canada) Holdings Inc.
c/o 1500 Royal Centre, 1055 West Georgia Street
Vancouver, British Columbia V6E 4N7

Attention: Kenneth Cotiamco

E-mail:     ken@skanderbegcapital.com

with a courtesy copy (which copy will not constitute notice to the Purchaser) to:

McMillan LLP

1500 Royal Centre

1055 West Georgia Street

Vancouver, British Columbia V6E 4N7

Attention: Marina Tran

E-mail:     marina.tran@mcmillan.ca

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(b)	if to TargetCo:

Mystic Holdings, Inc.

4145 Wagon Trail Ave

Las Vegas, Nevada 89118

Attention: Lorenzo Baracco

E-mail:     baracco@hotmail.com

with a courtesy copy (which copy will not constitute notice to TargetCo) to:

Gentile Cristalli Miller Armeni Savarese

410 S. Rampart Blv., Suite 420

Las Vegas, NV 89145

Attention: Mark Dzarnoski

E-mail:     mdzarnoski@gcmaslaw.com

Or such other address as may be designated by notice given by either TargetCo or the Purchaser to the other in accordance with this Section 9.02. Each notice will be personally delivered to the addressee or sent by e-mail to the addressee and a notice which is personally delivered or sent by email will, if delivered or sent prior to 4:00 p.m. (local time of the recipient) on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the next Business Day.

9.03 Confidentiality

Prior to Closing and, if the Transaction is not completed, at all times thereafter, each of the parties hereto will keep confidential and refrain from using all information obtained by it in connection with the transactions contemplated by this Agreement relating to any other party hereto, provided however that such obligation will not apply to any information which was in the public domain at the time of its disclosure to a party or which subsequently comes into the public domain other than as a result of a breach of such party’s obligations under this Section 9.03. For greater certainty, nothing contained herein will prevent any disclosure of information which may be required pursuant to Applicable Laws or pursuant to an order in judicial or administrative proceedings or any other order made by any Governmental Authority.

9.04 Assignment

No party may assign this Agreement or its rights or obligations hereunder without the prior written consent of the other parties hereto.

9.05 Binding Effect

This Agreement will be binding upon and will enure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

9.06 Waiver

No waiver of any provision of this Agreement will constitute a waiver of any other provision, nor will any waiver constitute a continuing waiver unless otherwise expressly provided.

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9.07 Governing Law

This Agreement will be governed by and construed and interpreted in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and is to be treated in all respects as a British Columbia contract. If a controversy or dispute arises between the parties with regard to this Agreement, the parties agree to submit such controversy or dispute first to mediation, and if that does not resolve the dispute, then to binding arbitration before a mediator and an arbitrator appointed by, and in accordance with the rules and procedures of the American Arbitration Association, or organization of similar stature located in the Las Vegas, Nevada, or a location otherwise agreed to by all parties. The mediation and arbitration, if necessary, will be submitted to JAMS located at 3800 Howard Hughes Pkwy 11th Floor, Las Vegas, NV 89169. The parties agree to abide by the terms of any award rendered by the arbitrator, and the judgment upon any such award may be entered in any court having jurisdiction thereof. In addition to rendering a decision regarding such controversy or dispute, the arbitrator will award the prevailing party, as determined by the arbitrator, such party reasonable attorneys’ fees and expenses in connection with such arbitration. If any party commences a legal action based on a dispute or refuses to first attempt to resolve the matter through mediation and arbitration, then such party will not be entitled to recover attorneys' fees, even if they would have otherwise been available to such party in any such action. Notwithstanding anything set forth elsewhere herein to the contrary, the laws and regulations of the State of Nevada relating to the licensing, cultivation and sale of cannabis products and/or the operation of businesses engaged in that industry shall be governed under the laws of the State of Nevada and any governing jurisdictional unit situated within the State of Nevada. Specifically and without limitation, all transactions contemplated hereunder, including the share exchange, are subject to the approval of appropriate Nevada Governmental Authorities. No party hereto shall be considered in breach of this Agreement in the event any transaction contemplated hereunder shall fail to obtain the consent of appropriate Nevada Governmental Authorities, if such consent is required.

9.08 Expenses

Each party will be responsible for and bear all of its own costs and expenses (including any legal, accounting, banking, broker’s, finder’s, consultant’s or other fees or expenses) incurred in connection with the Transaction, including fees and expenses of its representatives incurred at any time in connection with pursuing or consummating the Transaction.

9.09 No personal Liability

(a)	No director, officer, employee or agent of the Purchaser will have any personal liability whatsoever to TargetCo under this Agreement or any other document delivered in connection with the Transaction on behalf of the Purchaser.

(b)	No director, officer, employee or agent of TargetCo (in such capacity) will have any personal liability whatsoever to the Purchaser under this Agreement or any other document delivered in connection with the Transaction on behalf of TargetCo.

9.10 Time of Essence

Time is of the essence of this Agreement and of each of its provisions.

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9.11 Public Announcements

TargetCo and the Purchaser will co-operate with the other in releasing information concerning this Agreement and the transactions contemplated herein, and will furnish to and discuss with the other drafts of all press and other releases prior to publication. No press release or other public announcement concerning the proposed transactions contemplated by this Agreement will be made by any party hereto without the prior consent of the other parties, such consent not to be unreasonably withheld or delayed; provided that nothing contained herein will prevent any party hereto at any time from furnishing any information to any Governmental Authority or to the public if so required by applicable law.

9.12 Further Assurances

Each party will, upon request but without further consideration, from time to time promptly execute and deliver all further documents and take all further action necessary or appropriate to give effect to and perform the provisions and intent of this Agreement and to complete the transactions contemplated herein.

9.13 Entire Agreement

This Agreement, together with the documents required to be delivered pursuant to this Agreement, constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions, whether oral or written, between the parties hereto with respect to the subject matter hereof including the Plan of Share Exchange. There are no representations, warranties, covenants or conditions with respect to the subject matter hereof except as contained in this Agreement and any document delivered pursuant to this Agreement.

9.14 Amendments

No amendment of any provision of this Agreement will be binding on any party unless consented to in writing by such party.

9.15 Severability

In the event that any provision or part of this Agreement is determined by any court or other judicial or administrative body to be illegal, null, void, invalid or unenforceable, that provision will be severed to the extent that it is so declared and the other provisions of this Agreement will continue in full force and effect.

9.16 Remedies Cumulative

The rights and remedies of the parties under this Agreement are cumulative and in addition to and not in substitution for any rights or remedies provided by law. Any single or partial exercise by any party hereto of any right or remedy for default or breach of any term, covenant or condition of this Agreement does not waive, alter, affect or prejudice any other right or remedy to which such party may be lawfully entitled for the same default or breach.

9.17 Counterparts

This Agreement may be executed and delivered in one or more counterparts and may be executed and delivered by facsimile or any other electronically communicated method, each of which when executed and delivered will be deemed an original and all of which counterparts together will be deemed to constitute one and the same instrument.

9.18 Independent Legal Advice

EACH PARTY ACKNOWLEDGES, CONFIRMS AND AGREES THAT HE, SHE OR IT HAS HAD THE OPPORTUNITY TO SEEK AND WAS NOT PREVENTED OR DISCOURAGED BY ANY PARTY HERETO FROM SEEKING INDEPENDENT LEGAL ADVICE PRIOR TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THAT, IN THE EVENT THAT ANY PARTY DID NOT AVAIL HIMSELF/HERSELF/ITSELF WITH THAT OPPORTUNITY PRIOR TO SIGNING THIS AGREEMENT, SUCH PARTY DID SO VOLUNTARILY WITHOUT ANY UNDUE PRESSURE AND AGREES THAT SUCH PARTY’S FAILURE TO OBTAIN INDEPENDENT LEGAL ADVICE WILL NOT BE USED BY HIM/HER/IT AS A DEFENCE TO THE ENFORCEMENT OF HIS/HER/ITS OBLIGATIONS UNDER THIS AGREEMENT.

[Signature pages follow.]

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto on the date first above written.

QUALCAN (CANADA) HOLDINGS INC.

By:	/s/ Kenneth Cotiamco
Name:	Kenneth Cotiamco
Title:	Director

MYSTIC HOLDINGS, INC.

By:	/s/ Heather Cranny
Name:	Heather Cranny
Title:	President

Schedule A

Plan of Share Exchange
Between
Qualcan (Canada) Holdings Inc. and Mystic Holdings, Inc.

PLAN OF share Exchange
QUALCAN (CANADA) HOLDINGS INC., A bRITISh cOLUMBIA corporation mystic holdings inc., a nevada Corporation

This plan of share exchange (this “Plan of Share Exchange”), made by and between Qualcan (Canada) Holdings Inc., a British Columbia corporation (“Qualcan”), and Mystic Holdings Inc., a Nevada corporation (“Mystic”), sets forth the terms and conditions by which Qualcan shall acquire all of the issued and outstanding stock of Mystic pursuant to Nevada Revised Statue (NRS) 92A.190 – Merger or Exchange with Foreign Entity.

RECITALS

WHEREAS, the boards of directors of Qualcan and Mystic have determined that it is advisable and in the best interests of their respective corporations for all of the shareholders of Mystic to exchange their shares in Mystic for shares of Qualcan as set forth in the Plan of Share Exchange (the “Share Exchange”).

WHEREAS, the board of directors of Mystic has recommended that its shareholders approve this Exchange.

NOW, THEREFORE, Qualcan and Mystic hereby agree upon and adopt this Plan of Share Exchange.

I. TERMS AND CONDITIONS

1.1 Terms of Exchange

In consideration for the exchange and acquisition of the issued and outstanding securities of Mystic, Qualcan will on the Effective Date issue from treasury to the holders of shares of Common Stock of Mystic (“Common Stock”) the following shares in the capital of Qualcan:

(a)	each holder of shares of Common Stock held by a U.S. shareholder of Mystic will receive one (1) Class A common share in the capital of Qualcan (each, a “Class A Common Share”) in exchange for one hundred (100) Common Stocks; and

(b)	each holder of shares of Common Stock that is not a U.S. shareholder of Mystic will receive one (1) common share in the capital of Qualcan in exchange for one (1) Common Stock

1.2 Fractional Shares. To the extent a Mystic securityholder is to receive a fractional Class A Common Share in the capital of Qualcan, that entitlement will be rounded up or down to the nearest second decimal place. For greater certainty, in the event any holders exchange nine hundred ninety-nine (999) shares, such shares will be exchanged for nine and ninety-nine one hundreths (9.99) Class A Common Shares.

1.3 Effective Date

After the adoption of this Plan of Share Exchange by the vote of the requisite number of holders of shares of Mystic (voting as a single class), this Plan of Share Exchange shall become effective on the date the Articles of Exchange, respectively, have been filed with the Secretary of State of the State of Nevada (the “Effective Date”).

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1.4 Effect of Share Exchange. Upon the Effective Date, Mystic shall become a wholly owned subsidiary of the Qualcan.

II. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

2.1 Certificate of Incorporation and Bylaws

The certificate of incorporation of Qualcan, as in effect on the Effective Date, shall continue to be the certificate of incorporation of Qualcan until amended in accordance with the provisions thereof and applicable law.

2.2 Directors and Officers of Mystic

The directors of Mystic shall continue in office for their current terms and until their successors are elected and qualified, or until their death, resignation or removal. The officers of Mystic shall become the officers of Qualcan on the Effective Date and shall serve at the pleasure of the board of directors.

III. CONDITIONS TO EXCHANGE

The consummation of the Share Exchange and the other transactions contemplated by this agreement is subject to the principal terms of this Plan of Share Exchange having been approved by the shareholders of Mystic prior to or on the Effective Date.

IV. MISCELLANEOUS

4.1 Service of Process in Nevada

Qualcan hereby consents to service of process in the State of Nevada in a proceeding for the enforcement of an obligation of a constituent corporation and in a proceeding for the enforcement of the rights of a dissenting shareholder of a constituent corporation against Mystic. The Secretary of State of the State of Nevada is hereby appointed as the agent of Qualcan to accept service of process in any such proceeding.

4.2 Payments to Dissenting Shareholders

The surviving corporation agrees that it will promptly pay to the dissenting shareholders of Mystic the amount, if any, to which they are entitled under section 92A.460 of the Nevada Revised Statutes.

4.3 Abandonment

At any time before the Effective Date, this Plan of Share Exchange may be terminated and abandoned by agreement of the boards of directors of Qualcan and Mystic, notwithstanding approval of this Plan of Share Exchange by the shareholders of Mystic.

4.4 Amendment

At any time before the Effective Date, this Plan of Share Exchange may be amended, modified or supplemented by the boards of directors of the parties hereto, notwithstanding approval of this Plan of Share Exchange by the shareholders of Mystic, provided, however, that no such amendment, notification or supplement not approved by the shareholders changes any of the principal terms of this Plan of Share Exchange.

4.5 Further Assurances

From time to time on and after the Effective Date, each party hereto agrees that it will execute and deliver or cause to be executed and delivered all such further assignments, assurances or other instruments, and shall take or cause to be taken all such further actions, as may be necessary or desirable to complete the Share Exchange provided for herein and the other transactions contemplated by this Plan of Share Exchange.

4.6 Counterparts

This Plan of Share Exchange may be executed in one or more counterparts and may be executed and delivered by electronic transmission, all of which taken together shall be deemed to constitute one and the same Plan of Share Exchange.

[Signature Page(s) to Follow

IN WITNESS WHEREOF, this Plan of Share Exchange, having first been duly approved by the board of directors of Qualcan and Mystic, is hereby executed on behalf of each of said corporations by their respective officers thereunto duly authorized.

QUALCAN (CANADA) HOLDINGS INC., A BRITISH COLUMBIA CORPORATION		MYSTIC HOLDINGS INC., A NEVADA CORPORATION

By:	/s/ Kenneth Cotiamco	By:	/s/ Heather Cranny
Name:	Kenneth Cotiamco	Name:	Heather Cranny
Date:	September 4, 2019	Date:	September 5, 2019

Schedule B

TargetCo Shareholders of Mystic Holdings, Inc.

Name and Address of Shareholder	Number of TargetCo Shares
Dal Toro Holdings II LLC 5101 Mountain Foliage Drive Las Vegas, Nevada 89148 (Lorenzo Baracco)	2,625
Panorama Crest LLC 108 Windsor Gate Great Neck, New York 11020 (Daniel Perla)	1,250
Ketoris Holdings LLC 4145 Wagon Trail Ave Las Vegas Nevada 89119 (Alexander Scharf)	976
Thomas Fitzgerald 4145 Wagon Trail Ave Las Vegas Nevada 89119	27
Total	4,878

Schedule C

Special Rights and Restrictions for
Class A Common Shares of Qualcan (Canada) Holdings Inc.

The Purchaser’s Notice of Articles to be amended to create and authorize unlimited number of a new class of shares designated as Class A Common Shares. In addition, the Purchaser’s articles to be amended to include the provisions in substantially the form set forth below.

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ARTICLE AMENDMENT

27.1 Number

The Company shall have the authority to issue an unlimited number of Class A Common Shares, which are hereby designated “Class A Common Shares”, which are also referred to herein as the “Class A Convertible Securities”.

27.2 Dividend Rights.

The holders of Class A Common Shares (the “Class A Convertible Securities Holders”), shall have the right to receive dividends, out of any cash or other assets legally available therefor, pari passu (on an as converted basis, assuming conversion of all shares of Class A Common Shares into Common Shares at the applicable Conversion Ratio) as to dividends and any declaration or payment of any dividend on the Common Shares.

27.3 Liquidation Rights.

(a) In the event of any Liquidation Event, either voluntary or involuntary, the Class A Convertible Securities Holders and Common Shares shall be entitled to receive the assets of the Company available for distribution to shareholders, distributed among the holders of Class A Common Shares and Common Shares on a pro rata basis, based on (i) the number of Common Shares and (ii) the number of Class A Common Shares (on an as converted basis, assuming conversion of all shares of Class A Common Shares into Common Shares at the applicable Conversion Ratio) issued and outstanding on the record date.

(b) For purposes of this Section 3, a “Liquidation Event” shall mean a liquidation, dissolution or winding up of the Company shall be deemed to be occasioned by, or to include, (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the Company); or (ii) a sale of all or substantially all of the assets of the Company; unless the Company’s shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company’s acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity; or (iii) any voluntary or involuntary liquidation, dissolution, winding up or other similar proceeding of the Company.

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27.4 Voting Rights.

(a) The holders of Class A Common Shares shall have the right to one vote for each Common Share into which such Class A Common Shares could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Shares, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders’ meeting and shall be entitled to vote, together with holders of Common Shares, with respect to any question upon which holders of Common Shares have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as converted basis (after aggregating all Common Shares into which Class A Common Shares could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). Except as provided by law, by the provisions of paragraph (b) below, Class A Convertible Securities Holders shall vote the Class A Common Shares together with the holders of Common Shares as a single class.

(b) In addition to any other rights provided by law, the Company shall not amend, alter or repeal the preferences, special rights or other powers of the Class A Common Shares or any other provision of the Company’s articles that would adversely affect the rights of the Class A Convertible Securities Holders, without the written consent of all of the holders of the then outstanding Class A Common Shares, or by the affirmative vote at a meeting of the holders of Class A Common Shares separately as a class by way of a special separate resolution (a “Class A Special Majority Vote”).

27.5 Conversion.

Subject to the Conversion Limitations set forth in Section 27.6, Class A Convertible Securities Holders shall have conversion rights as follows (the “Conversion Rights”):

(a) Right to Convert. Each Class A Common Share shall be convertible, at the option of the Class A Convertible Securities Holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for such shares, into such number of fully paid and non-assessable Common Shares as is determined by multiplying the number of Class A Common Share by the Conversion Ratio applicable to such share, determined as hereafter provided, in effect on the date the Class A Common Share is surrendered for conversion. The initial “Conversion Ratio” for each Class A Common Share shall be as follows: each Class A Common Share shall be convertible into one hundred (100) Common Shares; provided, however, that the applicable Conversion Ratio shall be subject to adjustment as set forth in subsections 27.5(d) and 27.5(e).

(b) Automatic Conversion. Each Class A Common Share shall automatically be converted without further action by the Class A Convertible Securities Holder into Common Shares at the applicable Conversion Ratio immediately upon the earlier of:

(i) a Liquidation Event;

(ii) the date specified by the unanimous written consent of the Class A Convertible Securities Holders or the affirmative Class A Special Majority Vote at a meeting of the Class A Convertible Securities Holders; or

(iii) a Mandatory Conversion pursuant to Section 27.7.

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(c) Mechanics of Conversion. Before any Class A Convertible Securities Holder shall be entitled to convert Class A Convertible Securities into Common Shares, the Class A Convertible Securities Holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for Common Shares, and shall give written notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for Common Shares are to be issued (each, a “Conversion Notice”). The Company shall (or shall cause its transfer agent to), as soon as practicable thereafter, issue and deliver at such office to such Class A Convertible Securities Holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of Common Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Class A Convertible Securities to be converted, and the person or persons entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares as of such date.

(d) Adjustments for Distributions. In the event the Company shall declare a distribution to holders of Common Shares payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not otherwise causing adjustment to the Conversion Ratio (a “Distribution”), then, in each such case for the purpose of this subsection 27.5(d), the Class A Convertible Securities Holders shall be entitled to a proportionate share of any such Distribution as though they were the holders of the number of Common Shares into which their Class A Convertible Securities are convertible as of the record date fixed for the determination of the holders of Common Shares entitled to receive such Distribution.

(e) Recapitalizations; Stock Splits. If at any time or from time-to-time, Company shall (i) effect a recapitalization of the Common Shares; (ii) issue Common Shares as a dividend or other distribution on outstanding Common Shares; (iii) subdivide the outstanding Common Shares into a greater number of Common Shares; (iv) consolidate the outstanding Common Shares into a smaller number of Common Shares; or (v) effect any similar transaction or action not otherwise causing adjustment to the Conversion Ratio (each, a “Recapitalization”), provision shall be made so that the Class A Convertible Securities Holders shall thereafter be entitled to receive, upon conversion of Class A Convertible Securities, the number of Common Shares or other securities or property of the Company or otherwise, to which a holder of Common Shares deliverable upon conversion would have been entitled on such Recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 27.5 with respect to the rights of the Class A Convertible Securities Holders after the Recapitalization to the end that the provisions of this Section 27.5 (including adjustment of the Conversion Ratio then in effect and the number of Common Shares acquirable upon conversion of Class A Common Shares) shall be applicable after that event as nearly equivalent as may be practicable.

(f) No Impairment. The Company will not, by amendment of its Articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 27.5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the Class A Convertible Securities Holders against impairment.

(g) No Fractional Shares and Certificate as to Adjustments. No fractional Common Shares shall be issued upon the conversion of any Class A Convertible Securities and the number of Common Shares to be issued shall be rounded down to the nearest whole Common Share. Whether or not fractional Common Shares are issuable upon such conversion shall be determined on the basis of the total number of Class A Convertible Securities the Class A Convertible Securities Holder is at the time converting into Common Shares and the number of Common Shares issuable upon such aggregate conversion.

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(h) Adjustment Notice. Upon the occurrence of each adjustment or readjustment of the Conversion Ratio pursuant to this Section 27.5, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each Class A Convertible Securities Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any Class A Convertible Securities Holder, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Ratio for Class A Common Shares at the time in effect, and (C) the number of Common Shares and the amount, if any, of other property which at the time would be received upon the conversion of a Class A Common Share.

(i) Effect of Conversion. All Class A Common Shares that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the time of conversion, except only the right of the holders thereof to receive Common Shares in exchange therefor and to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion.

(j) Notices of Record Date. Except as otherwise provided under applicable law, in the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, the Company shall mail to each Class A Convertible Securities Holder, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

27.6 Conversion Limitations.

Before any Class A Convertible Securities Holder shall be entitled to convert Class A Convertible Securities into Common Shares, the Board of Directors (or a committee thereof) shall designate an officer of the Company to determine if any Conversion Limitation set forth in this Section 27.6 shall apply to the conversion of Class A Common Shares. For the purposes of this Section 27.6, each of the following is a “Conversion Limitation”:

(a) Foreign Private Issuer Protection Limitation: The Company will use commercially reasonable efforts to maintain its status as a “foreign private issuer” (as determined in accordance with Rule 3b-4 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”)). Accordingly:

(i) 40% Threshold. Except as provided in Section 27.7, the Company shall not affect any conversion of Class A Common Shares, and the Convertible Securities Holders shall not have the right to convert any portion of the Class A Common Shares pursuant to Section 27.5 or otherwise, to the extent that after giving effect to such issuance after conversions, the aggregate number of Common Shares and Class A Common Shares held of record, directly or indirectly, by residents of the United States (as determined in accordance with Rule 3b-4 under the Exchange Act) would exceed forty percent (40%) (the “40% Threshold”) of the aggregate number of Common Shares and Class A Common Shares issued and outstanding (the “FPI Protective Restriction”).

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(ii) Conversion Limitations. In order to effect the FPI Protective Restriction, each Convertible Securities Holder will be subject to the 40% Threshold based on the number of Class A Common Shares held by such Class A Convertible Securities Holder as of the date of the initial issuance of Class A Common Shares and thereafter on the last business day at the end of each of the Company’s subsequent fiscal quarters (each, a “Determination Date”) for the current fiscal quarter (the “Relevant Fiscal Quarter”), calculated as follows:

X = [(A x 0.4) - B] x (C/D)

Where on the Determination Date:

X = Maximum Number of Common Shares Available For issuance upon Conversion of Class A Common Shares by the Class A Convertible Securities Holder during the Relevant Fiscal Quarter.

A = The number of Common Shares, Class A Common Shares, Class B Preferred Shares and Class C Preferred Shares issued and outstanding on the Determination Date.

B = Aggregate number of Common Shares and Class A Common Shares held of record, directly or indirectly, by residents of the United States (as determined in accordance with Rule 3b-4 under the Exchange Act) on the Determination Date.

C = Aggregate number of Common Shares issuable upon conversion of Class A Common Shares held by the Class A Convertible Securities Holder on the Determination Date.

D = Aggregate number of all Common Shares issuable upon conversion of all Class A Common Shares on the Determination Date.

(iii) Determination of FPI Protective Restriction. For purposes of subsections 27.6(a)(i) and 27.6(a)(ii), the Board of Directors (or a committee thereof) shall designate an officer of the Company to determine as of each Determination Date: (A) the 40% Threshold and (B) the FPI Protective Restriction. To the extent that the FPI Protective Restriction contained in this Section 27.6(a) applies, and subject to the right of a Convertible Securities Holder to convert for eventual sale any “Excluded Securities” (as defined in Section 27.6(a)(v) below), the determination of whether Class A Common Shares are convertible shall be in the sole discretion of the Company.

(iv) Notice of Conversion Limitation. Upon a determination of the 40% Threshold and the FPI Protective Restriction, the Company will provide each Convertible Securities Holder of record notice of the FPI Protective Restriction applicable to holders of Class A Common Shares for the Relevant Fiscal Quarter within thirty (30) days of the end of each Determination Date (a “Notice of Conversion Limitation”). The FPI Protective Restriction shall be stated as a percentage of the Class A Common Shares issued and outstanding on the Determination Date by holders of Class A Common Shares.

For example, if on a Determination Date the maximum number of Common Shares available for issuance upon conversion of Class A Common Shares by the Class A Shareholder holding 1,000 Class A Common Shares is 30,000 Common Shares, the FPI Protective Restriction will apply to 700 Class A Common Shares (70%) and an aggregate of 300 Class A Common Shares (30%) may be converted during the Relevant Fiscal Quarter. The Notice of Conversion Limitation will state that “Pursuant to Section 27.6 of the Special Rights and Restrictions for Class A Common Shares of the Company, the FPI Protective Restriction applies to 70% of the issued and outstanding Class A Common Shares as of the Determination Date and up to 30% of your Class A Common Shares may be converted into Common Shares during the fiscal Quarter ending June 30, 2020.”

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(v) Excluded Securities. Notwithstanding the Conversion Limitation specified in Section 27.6(a)(ii), during each Relevant Fiscal Quarter, each Convertible Securities Holder may convert into Common Shares the greater of: (1) the number of Class A Common shares specified in such Notice of Conversion Limitation, and (2) 500 Class A Common Shares.

(vi) Disputes. In the event of a dispute as to the number of shares of Common Stock issuable to a Class A Convertible Securities Holder in connection with a conversion of Class A Common Shares, the Company shall issue to the Convertible Securities Holder the number of Common Shares not in dispute and resolve such dispute in accordance with Section 27.11.

27.7 Mandatory Conversion.

(a) Notwithstanding subsection 27.6(a), the Company may require each Class A Convertible Securities Holder to convert all, and not less than all, the Convertible Securities at the applicable Conversion Ratio (a “Mandatory Conversion”) if at any time, all the following conditions are satisfied (or otherwise waived by the Class A Special Majority Vote):

(i) the Common Shares issuable upon conversion of all the Class A Common Shares are registered for resale and may be sold by the Class A Shareholder pursuant to an effective registration statement and/or prospectus covering the Common Shares under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”);

(ii) the Company is subject to the reporting requirements of Section 13 or 15(d) of the U.S. Exchange Act; and

(iii) the Common Shares are listed or quoted (and are not suspended from trading) on a national securities exchange in the United States registered under Section 6 of the U.S. Securities Exchange Act of 1934, as amended, or quoted in a “U.S. automated inter-dealer quotation system”, as such term is used for purposes of Rule 144A(d)(3)(i).

(b) The Company will issue or cause its transfer agent to issue each Class A Convertible Securities Holder of record a Mandatory Conversion Notice at least 20 days prior to the record date of the Mandatory Conversion, which shall specify therein, (i) the number of Common Shares into which the Class A Convertible Securities are convertible and (ii) the address of record for such Class A Convertible Securities Holder. On the record date of a Mandatory Conversion, the Company will issue or cause its transfer agent to issue each Class A Convertible Securities Holder of record on the record date of such Mandatory Conversion certificates representing the number of Common Shares into which the Class A Convertible Securities are so converted and each certificate representing the Class A Common Shares shall be null and void.

27.8 Pre-emptive Rights. The holders of Class A Convertible Securities shall have no preemptive rights.

27.9 Notices. Any notice required by the provisions of these Special Rights and Restrictions to be given to the Class A Convertible Securities Holders shall be deemed given if deposited with Canada Post, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.

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27.10 Status of Converted Shares. Any Class A Convertible Securities converted shall be retired and cancelled and may not be reissued as shares of such class or any other class or series

27.11 Disputes. Any Class A Convertible Securities Holder that beneficially owns more than 5% of the issued and outstanding Class A Common Shares may submit a written dispute as to the determination of the Conversion Ratio or the arithmetic calculation of the Conversion Ratio, 40% Threshold, or the FPI Protective Restriction to the Board of Directors with the basis for the disputed determinations or arithmetic calculations. The Company shall respond to the Class A Convertible Securities Holder within five (5) Business Days of receipt, or deemed receipt, of the dispute notice with a written calculation of the Conversion Ratio, 40% Threshold, or the FPI Protective Restriction, as applicable. If the Class A Convertible Securities Holder and the Company are unable to agree upon such determination or calculation of the Conversion Ratio, or the FPI Protective Restriction, as applicable, within five (5) Business Days of such response, then the Company and the Class A Convertible Securities Holder shall, within one (1) Business Day thereafter submit the disputed arithmetic calculation of the Conversion Ratio, or the FPI Protective Restriction to the Company’s independent, outside accountant. The Company, at the Company’s expense, shall cause the accountant to perform the determinations or calculations and notify the Company and the Class A Convertible Securities Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

Schedule D

U.S. Representation Letter for U.S. TargetCo Shareholders

TO:	QUALCAN (CANADA) HOLDINGS INC. (“Qualcan”)

RE:	ACQUISITION OF SHARES OF MYSTIC HOLDINGS, INC. PURSUANT TO SHARE EXCHANGE AGREEMENT (the “Securities”)

Capitalized terms not specifically defined in this certification have the meaning ascribed to them in the Share Exchange Agreement to which this Schedule is attached. In the event of a conflict between the terms of this certification and such Share Exchange Agreement, the terms of this certification will prevail.

In addition to the covenants, representations and warranties contained in the Share Exchange Agreement to which this Schedule is attached, the undersigned (the “U.S. TargetCo Securityholder”) covenants, represents and warrants to Qualcan that:

(a)	It has such knowledge, skill and experience in financial, investment and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and it is able to bear the economic risk of loss of its entire investment. To the extent necessary, the U.S. TargetCo Securityholder has retained, at his or her own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of the Share Exchange Agreement and owning the Securities.

(b)	Qualcan has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and it has had access to such information concerning Qualcan as it has considered necessary or appropriate in connection with its investment decision to acquire the Securities, and that any answers to questions and any request for information have been complied with to the U.S. TargetCo Securityholder’s satisfaction.

(c)	It is acquiring the Securities for its own account, for investment purposes only and not with a view to any resale or distribution and, in particular, it has no intention to distribute either directly or indirectly the Securities in the United States or to, or for the account or benefit of, a U.S. Person or a person in the United States; provided, however, that this paragraph will not restrict the U.S. TargetCo Securityholder from selling or otherwise disposing of the Securities pursuant to registration thereof pursuant to the U.S. Securities Act and any applicable state securities laws or under an exemption from such registration requirements.

(d)	The address of the U.S. TargetCo Securityholder set out in the signature block below is the true and correct principal address of the U.S. TargetCo Securityholder and can be relied on by Qualcan for the purposes of state blue-sky laws and the U.S. TargetCo Securityholder has not been formed for the specific purpose of purchasing the Securities.

(e)	It understands (i) the Securities have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States; and (ii) the offer and sale contemplated hereby is being made in reliance on an exemption from such registration requirements in reliance on Rule 506(b) of Regulation D of the U.S. Securities Act.

(f)	The U.S. TargetCo Securityholder is

1. (i) an “accredited investor” as defined in Rule 501(a) of Regulation D of the U.S. Securities Act by virtue of meeting one of the following criteria set forth in Appendix “A” hereto (please hand-write your initials on the appropriate lines on Appendix “A”), which Appendix “A” forms an integral part hereof; or

2. (ii) is not an “accredited investor” as defined in Rule 501(a) of Regulation D of the U.S. Securities Act, has a pre-existing substantive relationship with Qualcan, and has completed Appendix “B” hereto, which forms an integral part hereof.

(g)	The U.S. TargetCo Securityholder has not purchased the Securities as a result of any form of “general solicitation” or “general advertising” (as those terms are used in Regulation D under the U.S. Securities Act), including advertisements, articles, press releases, notices or other communications published in any newspaper, magazine or similar media or on the Internet, or broadcast over radio or television, or the Internet or other form of telecommunications, including electronic display, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(h)	It acknowledges that the Securities will be “restricted securities”, as such term is defined in Rule 144(a)(3) under the U.S. Securities Act, and may not be offered, sold, pledged, or otherwise transferred, directly or indirectly, without prior registration under the U.S. Securities Act and applicable state securities laws, and it agrees that if it decides to offer, sell, pledge or otherwise transfer, directly or indirectly, any of the Securities, it will not offer, sell or otherwise transfer, directly or indirectly, the Securities except:

(i) to Qualcan;

(ii) outside the United States in an “offshore transactions” meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act, if available, and in compliance with applicable local laws and regulations;

(iii) in compliance with the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities or “blue sky” laws; or

(iv) in a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws governing the offer and sale of securities,

and, in the case of each of (iii) and (iv) above, it has prior to such sale furnished to Qualcan an opinion of counsel in form and substance reasonably satisfactory to Qualcan stating that such transaction is exempt from registration under applicable securities laws and that the legend referred to in paragraph (k) below may be removed.

(i)	It understands and agrees that the Securities may not be acquired in the United States or by a U.S. Person or on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States unless registered under the U.S. Securities Act and any applicable state securities laws or unless an exemption from such registration requirements is available.

(j)	It acknowledges that it has not purchased the Securities as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S under the U.S. Securities Act) in the United States in respect of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Securities.

(k)	The certificates representing the Securities issued hereunder, as well as all certificates issued in exchange for or in substitution of the foregoing, until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws and regulations, will bear, on the face of such certificate, the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH ALL LOCAL LAWS AND REGULATIONS; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF CLAUSE (C) OR (D), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT. THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT “GOOD DELIVERY” OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE.”

provided, that if the Securities were issued at a time when Qualcan qualifies as a “foreign private issuer” as defined in Rule 405 under the U.S. Securities Act, and are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S and in compliance with Canadian local laws and regulations, the legend set forth above may be removed by providing an executed declaration to the registrar and transfer agent of Qualcan, in substantially the form set forth as Appendix “C” attached hereto (or in such other forms as Qualcan may prescribe from time to time) and, if requested by Qualcan or the transfer agent, an opinion of counsel of recognized standing in form and substance reasonably satisfactory to Qualcan and the transfer agent to the effect that such sale is being made in compliance with Rule 904 of Regulation S; and provided, further, that, if any Securities are being sold otherwise than in accordance with Regulation S and other than to Qualcan, the legend may be removed by delivery to the registrar and transfer agent and Qualcan of an opinion of counsel, of recognized standing reasonably satisfactory to Qualcan, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

(l)	The certificates representing the Securities will also be imprinted with a restrictive legend substantially in the following form pursuant to Canadian securities laws:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [THE CLOSING DATE] AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.”

(m)	It understands and agrees that there may be material tax consequences to the U.S. TargetCo Securityholder of an acquisition, holding or disposition of any of the Securities. Qualcan gives no opinion and makes no representation with respect to the tax consequences to the U.S. TargetCo Securityholder under United States, state, local or foreign tax law of the undersigned’s acquisition, holding or disposition of such Securities. In particular, no determination has been made whether Qualcan will be a “passive foreign investment company” within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended.

(n)	It consents to Qualcan making a notation on its records or giving instructions to any transfer agent of Qualcan in order to implement the restrictions on transfer set forth and described in this certification and the Share Exchange Agreement.

(o)	It understands and agrees that the financial statements of Qualcan have been or will be prepared in accordance with International Financial Reporting Standards and therefore may be materially different from financial statements prepared under U.S. generally accepted accounting principles and therefore may not be comparable to financial statements of United States companies.

(p)	It understands and acknowledges that Qualcan is incorporated outside the United States, consequently, it may be difficult to provide service of process on Qualcan and it may be difficult to enforce any judgment against Qualcan.

(q)	It understands that Qualcan does not have any obligation to register the Securities under the U.S. Securities Act or any applicable state securities or “blue-sky” laws or to take action so as to permit resales of the Securities. Accordingly, the U.S. TargetCo Securityholder understands that absent registration, it may be required to hold the Securities indefinitely. As a consequence, the U.S. TargetCo Securityholder understands it must bear the economic risks of the investment in the Securities for an indefinite period of time.

3. The foregoing representations contained in this certificate are true and accurate as of the date of this certificate and will be true and accurate as of the Time of Closing. If any such representations will not be true and accurate prior to the Time of Closing, the undersigned will give immediate written notice of such fact to Qualcan prior to the Time of Closing.

ONLY U.S. SECURITYHOLDERS NEED COMPLETE AND SIGN

Dated _______________ 2019.

X
Signature of individual (if U.S. TargetCo Securityholder is an individual)

X
Authorized signatory (if U.S. TargetCo Securityholder is not an individual)

Name of U.S. TargetCo Securityholder (please print)

Address of U.S. TargetCo Securityholder (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

Appendix “A” to

U.S. Representation Letter for U.S. TARGETCO Securityholders

To be completed by U.S. TARGETCO Securityholders that are U.S. Accredited Investors

In addition to the covenants, representations and warranties contained in the Share Exchange Agreement and the Schedule “D” to which this Appendix is attached, the undersigned (the “U.S. TargetCo Securityholder”) covenants, represents and warrants to Qualcan that the U.S. TargetCo Securityholder is an “accredited investor” as defined in Rule 501(a) of Regulation D of the U.S. Securities Act by virtue of meeting one of the following criteria (please hand-write your initials on the appropriate lines):

1. Initials _______	Any bank as defined in Section 3(a)(2) of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934; any insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; any investment company registered under the U.S. Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; any employee benefit plan within the meaning of the U.S. Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors” (as such term is defined in Rule 501 of Regulation D of the U.S. Securities Act);

2. Initials _______	Any private business development company as defined in Section 202(a)(22) of the U.S. Investment Advisers Act of 1940;

3. Initials _______	Any organization described in Section 501(c)(3) of the U.S. Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000;

4. Initials _______	Any trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person (being defined as a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment);

5. Initials _______	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of purchase, exceeds US$1,000,000 (for the purposes of calculating net worth), (i) the person’s primary residence will not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of this certification, will not be included as a liability (except that if the amount of such indebtedness outstanding at the time of this certification exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess will be included as a liability); and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence will be included as a liability;

6. Initials _______	A natural person who had annual gross income during each of the last two full calendar years in excess of US$200,000 (or together with his or her spouse in excess of US$300,000) and reasonably expects to have annual gross income in excess of US$200,000 (or together with his or her spouse in excess of US$300,000) during the current calendar year, and no reason to believe that his or her annual gross income will not remain in excess of US$200,000 (or that together with his or her spouse will not remain in excess of US$300,000) for the foreseeable future;

7. Initials _______	Any director or executive officer of Qualcan; or

8. Initials _______	Any entity in which all of the equity owners meet the requirements of at least one of the above categories – if this category is selected, you must identify each equity owner and provide statements from each demonstrating how they qualify as an accredited investor.

ONLY U.S. SECURITYHOLDERS WHO ARE ACCREDITED INVESTORS NEED TO COMPLETE AND SIGN

Dated _______________ 2019.

X
Signature of individual (if U.S. TargetCo Securityholder is an individual)

X
Authorized signatory (if U.S. TargetCo Securityholder is not an individual)

Name of U.S. TargetCo Securityholder (please print)

Address of U.S. TargetCo Securityholder (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

Appendix “B” to

U.S. Representation Letter for U.S. TARGETCO Securityholders

To be completed by U.S. Targetco Securityholders that are not U.S. Accredited Investors

In addition to the covenants, representations and warranties contained in the Share Exchange Agreement and the Schedule “D” to which this Appendix is attached, the undersigned (the “U.S. TargetCo Securityholder”) covenants, represents and warrants to Qualcan (also referred to herein as the “Company”) that the U.S. TargetCo Securityholder understands that the Securities have not been and will not be registered under the U.S. Securities Act and that the offer and sale of the Securities to the U.S. TargetCo Securityholder contemplated by the Share Exchange Agreement is intended to be a private offering pursuant to the exemption from registration provided by Rule 506(b) of Regulation D under the U.S. Securities Act.

Your answers will at all times be kept strictly confidential. However, by signing this suitability questionnaire (the “Questionnaire”) the U.S. TargetCo Securityholder agrees that the Company may present this Questionnaire to such parties as may be appropriate if called upon to verify the information provided or to establish the availability of an exemption from registration of the private offering under the federal or state securities laws or if the contents are relevant to issue in any action, suit or proceeding to which the Company is a party or by which it is or may be bound. A false statement by the U.S. TargetCo Securityholder may constitute a violation of law, for which a claim for damages may be made against the U.S. TargetCo Securityholder. Otherwise, your answers to this Questionnaire will be kept strictly confidential.

Please complete the following questionnaire:

1. Relationship to the Officers of Directors

Are you a relative of a director, senior officer or control person of the Company:	Yes: __________ No: ____________

If yes, state the name of the director, senior officer or control person of the Company	_____________________________________

If yes, state the relationship to the director, senior officer or control person of the Company	_____________________________________

2. Close Friend of Officer or Director

Are you a close personal friend of a director, senior officer or control person of the Company:	Yes: __________ No: ____________

If yes, state the name of the director, senior officer or control person of the Company	_____________________________________

If yes, state how long you have known the director, senior officer or control person of the Company	_____________________________________

A close personal friend is an individual who has known the director, senior officer or control person for a sufficient period of time to be in a position to assess the capabilities and trustworthiness of the director, senior officer or control person. An individual is not a close personal friend solely because the individual is a member of the same organization, association or religious group.

3. Close Business Associate of an Officer or Director

Are you a close business associate of a director, senior officer or control person of the Company:	Yes: __________ No: ____________

If yes, state the name of the director, senior officer or control person of the Company	_____________________________________

If yes, describe your business relationship with the director, senior officer or control person of the Company	_____________________________________

A close business associate is an individual who has had sufficient prior business dealings with the director, senior officer or control person to be in a position to assess the capabilities and trustworthiness of the director, senior officer or control person. A casual business associate or a person introduced or solicited for the purpose of purchasing securities is not a close business associate. An individual is not a close business associate solely because the individual is a client or former client. For example, an individual is not a close business associate of a registrant or former registrant solely because the individual is a client or former client of that registrant or former registrant. The relationship between the individual and the director, senior officer or control person must be direct. For example, the exemption is not available for a close business associate of a close business associate of a director, senior officer or control person.

4. Income

“income” will mean adjusted gross income as reported for federal tax purposes reduced by (a) any deduction for long term capital gain, (b) any deduction for depletion, (c) any exclusion for interest and (d) any losses allocated to the U.S. TargetCo Securityholder as an individual

(a)	Was your annual income for the calendar year ended December 31, 2018 over US$150,000?

Yes ______ No ______

(b)	Was your annual income for the calendar year ended December 31, 2017 over $150,000?

Yes ______ No ______

(c)	Do you anticipate that your annual income for the year ended December 31, 2019 will be over $150,000?

Yes ______ No ______

(d)	Do you anticipate that your current amount of income will change in the foreseeable future?

Yes ______ No ______
If so, when, why and to what amount will that income change?:

_____________________________________________________________________________
_____________________________________________________________________________

(e)	If your responses to questions 4(a) through 4(c) were “No,” please provide your annual income for the calendar years ending December 31, 2018 and December 31, 2017.

December 31, 2018: $

 _____________________________________________________________________________

December 31, 2017: $

 _____________________________________________________________________________

(f)	If your responses to questions 4(a) through 4(c) were “No” please provide your joint annual income with your spouse for the calendar years ending December 31, 2018 and December 31, 2017.

December 31, 2018: $

_____________________________________________________________________________

December 31, 2017: $

_____________________________________________________________________________

5.	Net Worth

(a)	Please provide your net worth (for the purposes of calculating net worth: (i) your primary residence will not be included as an asset; (ii) indebtedness that is secured by your primary residence, up to the estimated fair market value of the primary residence at the time of the sale and purchase of Securities contemplated by the accompanying Share Exchange Agreement, will not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale and purchase of the Securities contemplated by the accompanying Share Exchange Agreement exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess will be included as a liability); and (iii) indebtedness that is secured by your primary residence in excess of the estimated fair market value of the primary residence will be included as a liability)

Net Worth: $

_____________________________________________________________________________

(b)	Does your proposed purchase of the Securities exceed:

____ 10% of your net worth (excluding your personal residence, home furnishings and automobiles)?

____ 20% of your net worth (excluding your personal residence, home furnishings and automobiles)?

6. Educational Background

(a)	Briefly describe educational background, relevant institutions attended, dates, degrees:

(b)	Briefly describe business involvement or employment during the past 10 years or since graduation from school, whichever period is shorter. (Specific employers need not be named. A sufficient description is needed to assist the Company in determining the extent of vocationally related experience in financial and business matters).

7. Investment experience

(a)	Please indicate the frequency of your investment in marketable securities:

( ) Often; ( ) Occasionally; ( ) Seldom; ( ) Never.

(b)	Please indicate the frequency of your investment in commodities futures:

( ) Often; ( ) Occasionally; ( ) Seldom; ( ) Never.

(c)	Please indicate the frequency of your investment in options:

( ) Often; ( ) Occasionally; ( ) Seldom; ( ) Never.

(d)	Please indicate the frequency of your investment in securities purchased on margin:

( ) Often; ( ) Occasionally; ( ) Seldom; ( ) Never.

(e)	Please indicate the frequency of your investment in unmarketable securities;

( ) Often; ( ) Occasionally; ( ) Seldom; ( ) Never.

(f)	Have your purchased securities sold in reliance on the private offering exemptions from registration pursuant to the U.S. Securities Act or any state laws during the past three years?

Yes _____	No _____

If you answered “Yes,” please provide the following information:

Year	Nature of Security	Business of issuer	Total amount invested

(g)	Do you believe you have sufficient knowledge and experience in financial and business affairs that you can evaluate the merits and risks of a purchase of the Securities?

Yes _____	No _____

(h)	Do you believe you have sufficient knowledge of investments in general, and investments similar to a purchase of the Securities in particular, to evaluate the risks associated with a purchase of the Securities?

Yes _____	No _____

You hereby acknowledge that the foregoing statements are true and accurate to the best of your information and belief and that you will promptly notify the Company of any changes in the foregoing answers.

ONLY U.S. SECURITYHOLDERS WHO ARE NOT ACCREDITED INVESTORS NEED TO COMPLETE AND SIGN

Dated _______________ 2019.

X
Signature of individual (if U.S. TargetCo Securityholder is an individual)

X
Authorized signatory (if U.S. TargetCo Securityholder is not an individual)

Name of U.S. TargetCo Securityholder (please print)

Address of U.S. TargetCo Securityholder (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

Appendix “C” to

U.S. Representation Letter for U.S. targetco Securityholders

Form of Declaration for Removal of Legend

TO:	QUALCAN (CANADA) HOLDINGS INC. (the “Corporation”)

TO:	Registrar and transfer agent for the shares of the Corporation

The undersigned (A) acknowledges that the sale of __________________ (the “Securities”) of the Corporation, represented by certificate number(s) __________________, to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and (B) certifies that (1) the undersigned is not (a) an “affiliate” of the Corporation (as that term is defined in Rule 405 under the U.S. Securities Act, except any officer or director of the Company who is an affiliate solely by virtue of holding such position) (b) a “distributor” as defined in Regulation S or (c) an affiliate of a distributor; (2) the offer of such Securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or another “designated offshore securities market”, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such Securities; (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the Securities are “restricted securities” (as that term is defined in Rule 144(a)(3) under the U. S. Securities Act); (5) the seller does not intend to replace such Securities with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Dated _______________ 20__.	X
Signature of individual (if Seller is an individual)

X
Authorized signatory (if Seller is not an individual)

Name of Seller (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

Affirmation by Seller’s Broker-Dealer
(Required for sales pursuant to Section (B)(2)(b) above)

We have read the foregoing representations of our customer, _________________________ (the “Seller”), dated _________________, 20__, with regard to the sale, for such Seller’s account, of _________________ common shares (the “Securities”) of Qualcan (Canada) Holdings Inc. (the “Corporation”) represented by certificate number(s) ______________. We have executed sales of the Securities pursuant to Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), on behalf of the Seller. In that connection, we hereby represent to you as follows:

(1)	no offer to sell Securities was made to a person in the United States;

(2)	the sale of the Securities was executed in, on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or another “designated offshore securities market” (as defined in Rule 902(b) of Regulation S under the U.S. Securities Act), and, to the best of our knowledge, the sale was not pre-arranged with a buyer in the United States;

(3)	no “directed selling efforts” were made in the United States by the undersigned, any affiliate of the undersigned, or any person acting on behalf of the undersigned; and

(4)	we have done no more than execute the order or orders to sell the Securities as agent for the Seller and will receive no more than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

For purposes of these representations: “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the undersigned; “directed selling efforts” means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Securities (including, but not be limited to, the solicitation of offers to purchase the Securities from persons in the United States); and “United States” means the United States of America, its territories or possessions, any State of the United States, and the District of Columbia.

Legal counsel to the Corporation will be entitled to rely upon the representations, warranties and covenants contained herein to the same extent as if this affirmation had been addressed to them.

Name of Firm

Name of Firm
By:
Authorized Officer
Dated: __________________ 20__.